Exhibit 10.2

Execution Version

THIRD AMENDMENT (REFINANCING AMENDMENT) TO CREDIT AGREEMENT

THIS THIRD AMENDMENT (REFINANCING AMENDMENT) TO CREDIT AGREEMENT (this “Third Amendment”) dated as of September 29, 2015, by and among C&J Energy Services Ltd., as Parent, CJ Lux Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, having a share capital of $2,000,000 and registered with the Luxembourg Register of Commerce and Companies under number B190.857, as Luxembourg Borrower, CJ Holding Co., as U.S. Borrower (Parent, Luxembourg Borrower and U.S. Borrower collectively, the “Borrowers”), certain other Loan Parties identified on the signature pages hereto, certain Revolving Lenders party hereto (the “Consenting Revolving Lenders”), under the Existing Credit Agreement (as defined below)), and Bank of America, N.A. (the “Administrative Agent”), as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H :

WHEREAS, the Borrowers, the banks and other financial institutions and lenders party thereto and the Administrative Agent are party to that certain Credit Agreement dated as of March 24, 2015 (as amended and restated by that certain First Amendment to Credit Agreement dated as of the same date and as waived and amended by that Waiver and Second Amendment to Credit Agreement, dated as of the date hereof) (the “Existing Credit Agreement”);

WHEREAS, pursuant to and in accordance with Section 2.17 of the Existing Credit Agreement, the Borrowers have requested that the Existing Credit Agreement be amended and restated in the form of the Second Amended and Restated Credit Agreement attached hereto as Exhibit A (together with all exhibits and schedules attached thereto, the “Second Amended and Restated Credit Agreement”) so as to, among other things provide for a new tranche of revolving loans and commitments thereunder (such revolving loans, “Refinanced Revolving Loans” and such revolving commitments, the “Refinanced Revolving Commitments”), in an aggregate principal amount of up to $400,000,000, which revolving loans and commitments would be used to the refinance the Revolving Credit Loans and the Revolving Credit Commitments outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Third Amendment (such revolving loans, “Existing Revolving Loans” and such revolving commitments, “Existing Revolving Commitments”) through an exchange and which, except as modified hereby, would have the same terms as the Existing Revolving Loans under the Existing Credit Agreement;

WHEREAS, each Lender holding Existing Revolving Loans (collectively, the “Existing Revolving Lenders”) that executes and delivers a signature page to this Third Amendment (collectively, the “Exchanging Revolving Lenders”) will be deemed (i) to have agreed to the terms of this Third Amendment, (ii) to have agreed to exchange an aggregate principal amount of its Existing Revolving Loans and Existing Revolving Commitments outstanding as of the Third Amendment Effective Date (after giving effect to the reduction referenced in Section 6(e) hereof) for Refinanced Revolving Loans and Refinanced Revolving Commitments in an equal aggregate principal amount and (iii) upon the Third Amendment Effective Date to have exchanged such amount of its Existing Revolving Loans and Existing Revolving Commitments as of the Third Amendment Effective Date for Refinanced Revolving Loans and Existing Revolving Commitments in an equal principal amount;

WHEREAS, the aggregate proceeds of the Refinanced Revolving Loans and Refinanced Revolving Commitments will be used by the Borrowers for general corporate purposes;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Existing Credit Agreement shall have the meaning assigned to such term in the Existing Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “the Agreement” and each other similar reference contained in the Existing Credit Agreement shall from and after the date hereof refer to the Existing Credit Agreement as amended and restated hereby. As used in this Third Amendment:

“Exchange Revolving Commitments” is defined in Section 3(a) hereof.

“Exchanged Revolving Loan” is defined in Section 3(a) hereof.

“Exchanging Revolving Lenders” is defined in the third recital hereto.

“Existing Revolving Lenders” is defined in the third recital hereto.

“Existing Revolving Commitments” is defined in the second recital hereto.

“Existing Revolving Loans” is defined in the second recital hereto.

“Refinanced Revolving Commitments” is defined in the second recital hereto.

“Refinanced Revolving Loans” is defined in the second recital hereto.

“Non-Exchanging Revolving Lenders” shall mean each Existing Revolving Lender that is not an Exchanging Revolving Lender.

“Third Amendment” is defined in the preamble hereto.

“Third Amendment Effective Date” shall mean the date on which the conditions set forth in Section 6 of this Third Amendment are satisfied or waived.

2. Certain Amendments to Existing Credit Agreement.

(a) The Loan Parties, the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Consenting Revolving Lenders agree that on the Third Amendment Effective Date, the Existing Credit Agreement shall be amended and restated in the form of the Second Amended and Restated Credit Agreement attached hereto as Exhibit A and any term or provision of the Existing Credit Agreement which is different from that set forth in the Existing Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Second Amended and Restated Credit Agreement.

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(b) On and after the Third Amendment Effective Date, unless the context shall otherwise require, each reference in the Second Amended and Restated Credit Agreement or any other Loan Document to “Revolving Credit Loans” and “Revolving Credit Commitments” shall be deemed to include a reference to the Refinanced Revolving Loans and Refinanced Revolving Commitments, as applicable, contemplated hereby.

3. Exchange of Existing Revolving Loans.

(a) On the terms and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 hereof, each Exchanging Revolving Lender agrees that, as of the Third Amendment Effective Date, an aggregate principal amount of its Existing Revolving Loans and Existing Revolving Commitments (such revolving loans, the “Exchanged Revolving Loans” and such commitments, the “Exchange Revolving Commitments”) equal to the aggregate principal amount of such Existing Revolving Loans and Existing Revolving Commitments as of the Third Amendment Effective Date (after giving effect to the permanent reductions referenced in Section 6(e) hereof) will be exchanged for Refinanced Revolving Loans and Refinanced Revolving Commitments, as applicable, in the same aggregate principal amount.

(b) The refinancing undertakings of the Exchanging Revolving Lenders are several and not joint and no such Exchanging Revolving Lender will be responsible for any other Exchanging Revolving Lender’s failure to make or acquire by refinancing Refinanced Revolving Loans or Refinanced Revolving Commitments. Each of the parties hereto acknowledges and agrees that the terms of this Third Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Second Amended and Restated Credit Agreement.

4. Interest and Breakage.

(a) The Borrowers hereby agree that they shall pay to the Existing Revolving Lenders on the Third Amendment Effective Date accrued and unpaid interest and fees to and including the Third Amendment Effective Date, on the amount of Existing Revolving Loans and Existing Revolving Commitments converted pursuant to this Amendment.

(b) Each Exchanging Revolving Lender hereby waives any right to receive any payments under Section 3.05(a) of the Existing Credit Agreement as a result of the conversion of any Existing Revolving Loans into Refinanced Revolving Loans and of any Existing Revolving Commitments into Refinanced Revolving Commitments pursuant to this Amendment.

(c) It is understood and agreed that the Refinanced Revolving Loans will be Eurocurrency Rate Loans having the same Interest Period and Interest Period end date as the applicable Exchanged Revolving Loans. The interest payment made pursuant to clause 4(a) above shall reduce the amount of interest due in respect of such Refinanced Revolving Loans as of the end of such Interest Period.

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5. Reaffirmation of the Loan Parties.

(a) Each of the Loan Parties party hereto (the “Reaffirming Parties”) acknowledges receipt of a copy of this Third Amendment and (i) hereby consents to the amendments to the Existing Credit Agreement contained therein, (ii) hereby confirms and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Collateral Documents and the Guaranty (each, as defined in the Existing Credit Agreement) (collectively, the “Reaffirmed Documents”) to which it is party, and (iii) agrees that, notwithstanding the effectiveness of this Third Amendment or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Reaffirmed Documents to which it is a party and the security interests created thereby, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations (as defined in the Existing Credit Agreement), as amended, increased and/or extended pursuant to this Third Amendment. In furtherance of the foregoing, each Reaffirming Party does hereby grant to the Administrative Agent a security interest in all Collateral described in any Reaffirmed Document as security for the Obligations (as defined in the Existing Credit Agreement), as amended, increased and/or extended pursuant to this Third Amendment, subject in each case to any applicable limitations set forth in any such Reaffirmed Document.

(b) On the Third Amendment Effective Date:

(i) All references in each Security Agreement, Guaranty and other Loan Documents (as defined in the Existing Credit Agreement) to the Existing Credit Agreement shall be deemed to be references to the Existing Credit Agreement as amended and restated by this Third Amendment and as the same may be hereafter further amended, restated, supplemented or modified from time to time.

(ii) The definition of any term defined in any Loan Document by reference to the terms defined in the Existing Credit Agreement shall be amended to be defined by reference to the defined term in the Existing Credit Agreement as amended and restated by this Third Amendment and as the same may be amended, restated, modified or supplemented and in effect from time to time.

(iii) Each reference, whether direct or indirect, in each Loan Document to “Obligations” shall include and be deemed to include any indebtedness, liabilities or obligations incurred, or loans made, pursuant to this Third Amendment.

6. Conditions Precedent. This Third Amendment shall become effective only upon satisfaction or waiver by the Administrative Agent (or, in the case of clause 6(d) below, the Parent and the Administrative Agent), of the following conditions precedent except as otherwise agreed between the Borrowers and the Administrative Agent (the date such conditions are satisfied or waived, the “Third Amendment Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed as promptly as practicable by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated

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the Third Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Third Amendment Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Consenting Revolving Lenders, as applicable:

(i) this Third Amendment shall have been duly executed by the Borrowers, each other Loan Party, the Administrative Agent, the L/C Issuer, the Swing Line Lender, Consenting Revolving Lenders constituting Required Revolving Lenders under and as defined in the Existing Credit Agreement and, in each case, delivered to the Administrative Agent;

(ii) a certificate of a Responsible Officer of each Loan Party, dated the Third Amendment Effective Date, certifying as to (i) the Organization Documents of each Loan Party or as to “no-change” in respect thereof (which, to the extent filed with a Governmental Authority, shall, to the extent available and customary, be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party and an incumbency (including specimen signatures) of the Responsible Officers of each Loan Party and (ii) the representations and warranties of each Loan Party contained in Article V of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein) on and as of the date of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein) as of such earlier date, and except that for purposes of this Section 6(a)(ii), the representations and warranties contained in Sections 5.05(a), 5.05(b) and 5.05(c) of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and 6.01(b) of the Existing Credit Agreement, respectively, and to the financial condition and results of operations of the Parent and its Restricted Subsidiaries;

(iii) No Default or Event of Default has occurred and is continuing under the Existing Credit Agreement both before and immediately after giving effect to the transactions contemplated hereby;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (where applicable) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v) (A) a favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, (B) a favorable opinion of Appleby (Bermuda) Limited, Bermuda counsel to the Parent, addressed to the Administrative

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Agent and each Lender, as to customary matters concerning the Parent and the Loan Documents as the Administrative Agent may reasonably request, (C) a favorable opinion of Stibbe Avocats Luxembourg, Luxembourg counsel to the Luxembourg Borrower, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Luxembourg Borrower and the Loan Documents as the Administrative Agent may reasonably request, and (D) a favorable opinion of Bennett Jones LLP, Canadian counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request; and

(vi) a certificate attesting to the solvency of Parent and its Subsidiaries, taken as a whole, from its chief financial officer, in substantially the form of Exhibit G to the Existing Credit Agreement.

(b) (i) All fees and expenses required to be paid to the Administrative Agent on or prior to the Third Amendment Effective Date in connection with this Third Amendment shall have been, or concurrently with the Third Amendment Effective Date are being, paid and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) shall have received all fees due and payable under that certain letter agreement dated as of August 26, 2015 by and between Parent and MLPFS in its capacity as Lead Arranger thereunder.

(c) The Borrowers shall have paid all reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, counsel to the Administrative Agent and Lead Arrangers (directly to such counsel if requested by the Administrative Agent), and a single local counsel to the Administrative Agent in each applicable jurisdiction, in each case in accordance with Section 10.04(a) of the Existing Credit Agreement and solely to the extent invoiced no later than two Business Days prior to the Third Amendment Effective Date.

(d) That certain Waiver and Second Amendment to Credit Agreement, dated as of the date hereof, among the Borrowers, the Administrative Agent and the relevant lenders and other parties thereto shall have been executed and delivered substantially concurrently with, but for the avoidance of doubt, before the effectiveness of this Third Amendment.

(e) The Revolving Credit Commitments (prior to giving effect to this Third Amendment) shall be reduced to $400,000,000 from $600,000,000 in accordance with Section 2.06(a) of the Existing Credit Agreement and such reduction shall have been effective immediately prior to the effectiveness of this Third Amendment.

7. Miscellaneous Terms.

(a) Loan Document. For the avoidance of doubt, this Third Amendment shall constitute a Loan Document.

(b) Effect of Amendment. Except as set forth expressly herein, all terms of the Existing Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal and binding obligation of the Loan Parties, enforceable against such Loan Party in accordance with their respective terms. Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective

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application only from and after the date of this Third Amendment. The Existing Credit Agreement, the other Loan Documents (including this Amendment) and any separate letter agreements with respect to fees and expenses payable to the Administrative Agent or the L/C Issuers constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

(c) No Novation or Mutual Departure. The Loan Parties expressly acknowledge and agree that there has not been, and this Third Amendment does not constitute or establish, a novation with respect to the Existing Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than as expressly set forth herein.

(d) Ratification. Each Loan Party hereby restates, ratifies, and reaffirms its respective obligations set forth in the Existing Credit Agreement and the other Loan Documents to which it is a party.

(e) Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(f) Fax or Other Transmission. Delivery of an executed counterpart of a signature page of this Third Amendment, or any certificate delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Third Amendment or certificate. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

(g) Section Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Third Amendment.

(h) Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(i) Release. In consideration of, among other things, the amendments and other agreements provided for herein, each Borrower and each other Loan Party (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Administrative Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that in each case such claim is based in whole or in part on facts, events or conditions,

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whether known or unknown, existing on or prior to the Third Amendment Effective Date and which arise out of or are related to the Existing Credit Agreement or the Existing Credit Agreement as amended by this Third Amendment, the other Loan Documents, the Obligations or the Collateral; provided further that nothing herein will constitute a release or discharge of any claims or causes of action based on acts or omissions constituting gross negligence or willful misconduct of such applicable Released Party as determined by final order of a court of competent jurisdiction (collectively, the “Released Claims”). The Borrowers and other Loan Parties further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.

(j) Severability. If any provision of this Third Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Third Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

C&J ENERGY SERVICES LTD.
CJ HOLDING CO.
C&J ENERGY SERVICES, INC.
C&J SPEC-RENT SERVICES, INC.

By	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	President and Chief Financial Officer

CJ LUX HOLDINGS S.À R.L.

By	/s/ Theodore R. Moore
Name:	Theodore R. Moore
Title:	Type A Manager

C&J ENERGY PRODUCTION SERVICES-CANADA LTD. (formerly Nabors Production Services Ltd.)
C&J WELL SERVICES, INC.
(formerly Nabors Completion & Production Services Co.)

By	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	President and Chief Financial Officer

KVS TRANSPORTATION, INC.
D&D EQUIPMENT INVESTMENTS, LLC
BLUE RIBBON TECHNOLOGY, INC.
C&J VLC, LLC

By	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	Chief Executive Officer and Chief Financial Officer

TELLUS OILFIELD INC.
TOTAL E&S, INC.
TIGER CASED HOLE SERVICES, INC.

By	/s/ Randall C. McMullen, Jr.
Name:	/s/ Randall C. McMullen, Jr.
Title:	Chief Financial Officer

C&J CORPORATE SERVICES (BERMUDA) LTD.

By	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	Director

ESP COMPLETION TECHNOLOGIES LLC

By	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	Chief Financial Officer

BANK OF AMERICA, N.A.
as Administrative Agent, Swing Line Lender and an L/C Issuer

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	SVP

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

THE BANK OF NOVA SCOTIA

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$37,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Laurel Varney
Name:	Laurel Varney
Title:	Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$62,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

Citibank, N.A.

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$85,000,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

Comerica Bank

By:	/s/ David Balderach
Name:	David Balderach
Title:	Vice President & Manager

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$62,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

DNB CAPITAL LLC

By:	/s/ Joe Hykle
Name:	Joe Hykle
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Jill Ilskl
Name:	Jill Ilskl
Title:	First Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$37,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

JPMorgan Chase Bank, N.A.

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$77,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

Regions Bank

By:	/s/ Richard Kaufman
Name:	Richard Kaufman
Title:	Senior Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$37,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ James C. Day
Name:	James C. Day
Title:	Senior Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$27,500,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

BANK OF AMERICA, N.A.

By:	/s/ Adam Rose
Name:	Adam Rose
Title:	Senior Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$85,000,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

Wells Fargo Bank, N.A.

By:	/s/ Trent J. Brendon
Name:	Trent J. Brendon
Title:	Senior Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$51,666,666.67

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

Whitney Bank

By:	/s/ Charlie Roseland
Name:	Charlie Roseland
Title:	Assistant Vice President

Please provide the amount of your Existing Revolving Loans in the blank below: Revolving Loans – US$10,000,000

Signature Page to Third Amendment (Refinancing Amendment) to Credit Agreement

(Lender Consent)

EXHIBIT A

Third Amended and Restated Credit Agreement

Final Version

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of September 29, 2015

among

C&J ENERGY SERVICES LTD., as Parent,

CJ LUX HOLDINGS S.À R.L., as Luxembourg Borrower,

CJ HOLDING CO., as U.S. Borrower,

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and an L/C Issuer,

Citibank, N.A., as Syndication Agent,

Citibank, N.A., as Documentation Agent,

and

The Other Lenders Party Hereto

(amending and restating that certain Credit Agreement,

date as of March 24, 2015 after giving effect to those certain

First Amendment to Credit Agreement, dated as of March 24, 2015,

Waiver and Second Amendment to Credit

Agreement, dated as of the date hereof and

Third Amendment (Refinancing Amendment)

to Credit Agreement, dated as of the date hereof)

CITIGROUP GLOBAL MARKETS INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO SECURITIES, LLC

and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Bookrunners

(continued)

(continued)

(continued)

SCHEDULES

1.01(a)	Commitments and Applicable Percentages
1.01(b)	Existing Letters of Credit
1.01(c)	Mortgaged Properties
1.01(d)	Mortgaged Property Support Documents
1.01(e)	Excluded Subsidiaries
5.06	Litigation
5.13	Subsidiaries and Other Equity Investments; Loan Parties
6.12	Guarantors
6.20	Post-Closing Obligations
7.01	Existing Liens
7.02	Existing Indebtedness
7.03	Investments
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A-1	Form of Term Loan Notice
A-2	Form of Revolving Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Term Note (Tranche B-1)
C-2	Form of Term Note (Tranche B-2)
C-3	Form of Revolving Note
D	Form of Compliance Certificate
E-1	Form of Assignment and Assumption
E-2	Form of Administrative Questionnaire
F-1	Form of U.S. Tax Compliance Certificate
F-2	Form of U.S. Tax Compliance Certificate
F-3	Form of U.S. Tax Compliance Certificate
F-4	Form of U.S. Tax Compliance Certificate
G	Form of Solvency Certificate
H	[Reserved]
I	[Reserved]
J	[Reserved]
K	Auction Procedures
L	Form of Secured Party Designation Notice
M	Form of Notice of Loan Prepayment
N	Form of Letter of Credit Report
O	Form of Notice of Additional L/C Issuer
P	Foreign Security Principles

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 24, 2015, among C&J ENERGY SERVICES LTD., a Bermuda exempted company (the “Parent”), CJ LUX HOLDINGS S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, having a share capital of $2,000,000 and registered with the Luxembourg Register of Commerce and Companies under number B190.857 (the “Luxembourg Borrower”), and CJ HOLDING CO., a Delaware corporation (the “U.S. Borrower” and, together with Parent and the Luxembourg Borrower, the “Borrowers” and each, a “Borrower”), each Lender (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrowers have requested that the Lenders provide a multicurrency revolving credit facility, a Dollar Initial Tranche B-1 Term Loan facility and a Dollar Initial Tranche B-2 Term Loan facility and that the L/C Issuers issue multicurrency letters of credit, and the Lenders have indicated their willingness to lend and the L/C Issuers have indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition, directly or indirectly, by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business or division of another Person, in each case (i) whether or not involving a merger or a consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

“Acquisition Consideration” means, in connection with any Acquisition, the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Parent and its Subsidiaries for such Acquisition.

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with Section 2.17; provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.06(b)(iii)(B) for an assignment of Loans to such Additional Refinancing Lender and in the case of Other Revolving Credit Commitments with respect to the Revolving Facility, the Swing Line Lender and L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender.

“Administrative Agent” means Bank of America (or any of its designated branch offices or Affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Advance Funding Arrangements” means any arrangements requested by the Parent and acceptable to the Administrative Agent in its sole discretion for the delivery of funds by Lenders to or for the account of the Administrative Agent for safekeeping pending their delivery by the Administrative Agent to the Borrowers on the Closing Date to fund Loans of such Lenders on such date.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Accrual” has the meaning specified in Section 2.05(b)(vii).

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Lenders. As of the Third Amendment Effective Date, the Aggregate Revolving Credit Commitments are $400,000,000.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.20.

“AHYDO Catch-Up Mandatory Payments” has the meaning specified in Section 2.05(b)(vii).

“Alternative Currency” means each of Canadian Dollars and any other currency (other than Dollars) that is approved in accordance with Section 1.08; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Borrower” means, with respect to any Credit Extension, the Borrower with respect to such Credit Extension.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments and, if applicable and without duplication, the aggregate Term Loans under the applicable Facility or Facilities represented by such Lender’s Commitments and, if applicable and without duplication, such Lender’s Term Loans under the applicable Facility or Facilities at such time. If the Commitment of all of the Revolving Lenders to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means:

(a) with respect to any Initial Tranche B-1 Term Loans, a rate per annum equal to (i) 5.50% with respect to Eurocurrency Rate Loans and (ii) 4.50% with respect to Base Rate Loans, in each case, as may be increased pursuant to Section 2.14;

(b) with respect to any Initial Tranche B-2 Term Loans, a rate per annum equal to (i) 6.25% with respect to Eurocurrency Rate Loans and (ii) 5.25% with respect to Base Rate Loans, in each case, as may be increased pursuant to Section 2.14; and

(c) with respect to any Revolving Credit Loan, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Total Leverage Ratio	Eurocurrency Rate (Letters of Credit)	Base Rate	Commitment Fees
1	≤ 1.00x	2.00%	1.00%	0.375%
2	> 1.00x but ≤ 2.00x	2.25%	1.25%	0.375%
3	> 2.00x but ≤ 3.00x	2.50%	1.50%	0.50%
4	> 3.00x but ≤ 3.50x	2.75%	1.75%	0.50%
5	> 3.50x but ≤ 4.00x	3.00%	2.00%	0.50%
6	> 4.00x but ≤ 4.50x	3.50%	2.50%	0.50%
7	> 4.50x	4.00%	3.50%	0.50%

; provided that if the Effective Yield relating to the Initial Tranche B-1 Term Loans (including through the repayment, prepayment, refinancing, substitution or replacement of all or a portion thereof through Permitted Pari Passu Secured Refinancing Debt or any other Indebtedness that is secured on a pari passu basis with the Initial Tranche B-2 Term Loans or through Extension Amendments), such Permitted Pari Passu Secured Refinancing Debt, other Indebtedness secured on a pari passu basis with the Initial Tranche B-2 Term Loans or Extended Term Loans (collectively, such Indebtedness “MFN Debt”) is increased (the “Effective Yield Increase”) for any reason and such Effective Yield Increase together with all prior Effective Yield Increases and the effective yield of all fees (amortized over the shorter of (a) the original stated life of the Initial Tranche B-1 Term Loans and (b) the four years following the date of the incurrence such the MFN Debt) paid to the Lenders with respect to such MFN Debt pursuant to Section 2.09(c) (such aggregate amount, the “Aggregate Effective Yield Increase”) exceeds 50 basis points, the Effective Yield of the Initial Tranche B-2 Term Loans shall be then increased so, after giving effect thereof, that the aggregate amount of increases in the Effective Yield of the Initial Tranche B-2 Term Loans pursuant to this proviso plus the aggregate effective yield of all fees (amortized over the shorter of (a) the original stated life of the Initial Tranche B-1 Term Loans and (b) the four years following the date of the incurrence such MFN Debt) paid to Lenders under Initial Tranche B-2 Term Loans pursuant to Section 2.09(c) shall equal (x) the Aggregate Effective Yield Increase minus (y) 50 basis points.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 7 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b), (b) the initial Applicable Rate for the Revolving Credit Loans shall be set forth in Level 3 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the first full fiscal quarter to occur following the Closing Date to the Administrative Agent and (c) the initial Applicable Rate for the Revolving Credit Loans shall be set at Level 7 from the Third Amendment Effective Date until the first Business Day immediately following the date that a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.02(b) for the first full quarter to occur following the Third Amendment Effective Date.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time,

(a) with respect to the Loans of any Class, the Lenders of such Class,

(b) with respect to the Letter of Credit Sublimit,

(i) the L/C Issuers and

(ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and

(c) with respect to the Swing Line Sublimit,

(i) the Swing Line Lender and

(ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, each in its capacity as co-lead arranger and co-book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)(iii)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited C&J Financial Statements” means the audited consolidated balance sheet of C&J and its Subsidiaries as of each of December 31, 2013, 2012 and 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal years of C&J and its Subsidiaries ended December 31, 2013, 2012 and 2011, respectively, including the notes thereto.

“Audited Financial Statements” means the Audited C&J Financial Statements or the Audited Red Lion Financial Statements, as the context may require.

“Audited Red Lion Financial Statements” mean the audited consolidated balance sheet of the Red Lion Business as of each of December 31, 2013, 2012 and 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal years of the Red Lion Business ended December 31, 2013, 2012 and 2011, respectively, including the notes thereto.

“Autoborrow Agreement” has the meaning specified in Section 2.04(b)(ii).

“Availability Period” means, with respect to the Revolving Facility, the period from the Closing Date to the earliest of (a) the Maturity Date for the Revolving Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%; provided, if Base Rate shall be less than zero, such rate shall nevertheless be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, (b) if such day relates to any Eurocurrency Rate Loan, means any such day that is also a London Banking Day or a day on which banks are open for general business in Luxembourg and (c) if such day relates to any Borrowing denominated in Canadian Dollars, any day which is a Business Day in clause (a) and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario.

“Canadian Dollars” and “CAD” mean the lawful currency of Canada.

“C&J” means C&J Energy Services, Inc., a Delaware corporation.

“C&J Joinder Date” means the earlier to occur of (a) the date that is 45 days following the Closing Date (or such later date as may be agreed by the Administrative Agent in its sole discretion) and (b) the date on which C&J or any of its Restricted Subsidiaries incurs or Guarantees any Indebtedness described in clause (g), (h), or (r) of Section 7.02 or, to the extent constituting obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, clause (i) of Section 7.02.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations); provided that Capital Expenditures shall not include expenditures made solely with (i) the proceeds of a common equity contribution to, or issuance of common Equity Interests by, Parent or (ii) cash proceeds received from any Disposition pursuant to Section 7.05(c).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender (as applicable) and the Appropriate Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Appropriate Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) U.S. Dollars, Canadian Dollars, Euros, Pound Sterling and other currencies issued by member countries of the Organization for Economic Cooperation and Development and held by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and not for speculation or otherwise as are reasonably acceptable to the Administrative Agent (including such currencies as are held as overnight bank deposits and demand deposits with (i) U.S. banks or (ii) foreign banks having a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time by S&P or Moody’s, respectively, or the equivalent rating from DBRS in Canada);

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or Canada or, in each case, any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof;

provided that the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof;

(c) time deposits (including Eurocurrency time deposits) with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof, the District of Columbia or Canada or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof, the District of Columbia or Canada (including a foreign bank which is a subsidiary of a commercial bank or a holding company of a commercial bank which is organized under such laws) and (ii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) repurchase obligations of any Revolving Lender or of any commercial bank satisfying (at the time of acquisition) the requirements of clause (b) of this definition, having a term of not more than 90 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e) commercial paper issued by (i) any Revolving Lender or any Affiliate of any Revolving Lender and (ii) any Person organized under the laws of any state of the United States of America or Canada and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, or the equivalent rating by DBRS in Canada, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) of this definition;

(g) Indebtedness or preferred stock issued by Persons with a rating, at the time of acquisition thereof, of “A” or higher from S&P or “A2” or higher from Moody’s, or the equivalent rating by DBRS in Canada, with maturities of one year or less from the date of acquisition;

(h) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory of the United States, or by any foreign government, the securities of which state, commonwealth, province, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, or the equivalent rating by DBRS in Canada;

(i) investments, classified in accordance with GAAP as current assets of the Parent or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are (i) administered by financial institutions that have one of the two highest ratings obtainable from either Moody’s or S&P, and that have at least 95% of their assets invested continuously in Investments of the character, quality and maturity described in clauses (a) through (h) of this definition or (ii)(A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA by S&P and Aaa by Moody’s and (C) have portfolio assets of at least $5,000,000,000; and

(j) in the case of any Foreign Subsidiary, investments of a character, credit quality and maturity similar to those described in clauses (c) through (g) of this definition that are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or a Restricted Subsidiary, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party or any Restricted Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means a Subsidiary of the Parent substantially all of the assets of which consist, directly or indirectly, of Equity Interests of one or more CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) the Parent shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Equity Interests of either of the Luxembourg Borrower or the U.S. Borrower; or

(d) a “change of control” or any comparable term under, and as defined in, any credit agreement, indenture or other similar agreement governing Indebtedness permitted under Section 7.02(h) shall have occurred.

“Class” means (a) when used with respect to any Lender, whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, whether such Commitments are Initial Tranche B-1 Term Commitments, Initial Tranche B-2 Term Commitments, Refinancing Term Commitments of a given Refinancing Series, Revolving Credit Commitments or Other Revolving Credit Commitments of a given Refinancing Series or Extended Revolving Credit Commitments of a given Extension Series and (c) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans, Refinancing Term Loans of a given Refinancing Series, Extended Term Loans of a given Extension Series, Revolving Credit Loans made pursuant to Section 2.01(b) or Other Revolving Credit Loans of a given Refinancing Series or Extended Revolving Credit Loans of a given Extension Series. Initial Tranche B-1 Term Commitments,

Initial Tranche B-2 Term Commitments, Refinancing Term Commitments, Revolving Credit Commitments, Other Revolving Credit Commitments or Extended Revolving Credit Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms or conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of two Classes of revolving credit facilities and four Classes of term loan facilities under this Agreement.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreements, the Intellectual Property Security Agreement, the Mortgages, any related Mortgaged Property Support Documents, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, including such joinders and other collateral and security documents to be executed by C&J and its Restricted Subsidiaries in accordance with Section 6.12(g), and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Report” has the meaning specified in Section 7.11(c).

“Competitor” means a Person whose primary business is substantially similar to or in competition with that carried out by the Parent or any of its Restricted Subsidiaries; provided that the foregoing shall not include (a) commercial or corporate banks and (b) any funds which principally hold passive investments in commercial loans or debt securities for investment purposes in the ordinary course of business.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Commitment” means an Initial Tranche B-1 Term Commitment, an Initial Tranche B-2 Term Commitment, a Refinancing Term Commitment of a given Refinancing Series, a Revolving Credit Commitment, an Incremental Commitment, Other Revolving Credit Commitment of a given Refinancing Series or an Extended Revolving Credit Commitment of a given Extension Series, as the context may require.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus

(a) the following to the extent deducted in calculating such Consolidated Net Income:

(i) Consolidated Interest Charges,

(ii) the provision for Federal, state, provincial, territorial, local and foreign income Taxes payable,

(iii) depreciation and amortization expense,

(iv) extraordinary, non-recurring or unusual charges,

(v) any non-cash expenses or losses for such period that do not constitute reserves and which are not expected to result in cash payments in a future period (including non-cash losses on sales of assets outside the ordinary course of business),

(vi) expenses incurred in connection with the prepayment, amendment, modification or refinancing of Indebtedness during such period,

(vii) any non-capitalized transaction costs incurred during such period in connection with an actual or proposed incurrence of Indebtedness, including a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization, in each case, to the extent permitted hereunder,

(viii) stock based compensation expenses which do not represent a cash item in such period or any future period (in each case of or by the Parent and its Restricted Subsidiaries for such Measurement Period),

(ix) the write-off of unamortized deferred financing, legal and accounting costs in connection with the refinancing of Indebtedness incurred under Section 7.02(h),

(x) tender premiums, redemption premiums, fees, and other amounts expenses in connection with the tender for and/or redemption of Indebtedness incurred under Section 7.02(h),

(xi) any cash distributions made by any Unrestricted Subsidiary to any Restricted Subsidiary, and minus

(b) the following to the extent included in calculating such Consolidated Net Income:

(i) Federal, state, provincial, territorial, local and foreign income Tax credits and

(ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Parent and its Restricted Subsidiaries for such Measurement Period).

Consolidated EBITDA shall be calculated for each Measurement Period, on a Pro Forma Basis, after giving effect to, without duplication, any Material Acquisition (as defined below) and any Material Disposition (as defined below) and, at the Parent’s election, any other Acquisition or Disposition, in each case, made during each period commencing on the first day of such period through the date of such transaction (the “Reference Period”) as if such Acquisition or Disposition and any related incurrence or repayment of Indebtedness occurred on the first day of the Reference Period. As used in this definition, “Material Acquisition” means any Acquisition with Acquisition Consideration of $3,000,000 or more and “Material Disposition” means any Disposition resulting in net sale proceeds of $5,000,000 or more.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct (but not contingent) obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Parent or such Restricted Subsidiary, in each case determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, to the extent payable in cash, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Parent and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period (including to the extent accrued during such Measurement Period).

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Parent and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Parent and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude

(a) extraordinary gains and extraordinary losses for such Measurement Period,

(b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Parent’s equity in any net loss of any Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income,

(c) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that the Parent’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Parent or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso) and

(d) any non-cash effects due to adjustments in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition and any increase in amortization or depreciation or other non-cash charges resulting therefrom and any write-off of any amounts thereof, in any case net of taxes.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries, less all assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Consolidated Total Assets” means, with respect to the Parent and its Restricted Subsidiaries, the amount which, in accordance with GAAP, is set forth under the caption “Total Assets” (or any like caption) on the consolidated balance sheet of the Parent and its Restricted Subsidiaries.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Parent and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of Parent and its Subsidiaries over Consolidated Current Liabilities of Parent and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt or (c) Permitted Unsecured Refinancing Debt, in each case, pursuant to a Refinancing Amendment and issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that

(i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon plus reasonable upfront fees and OID on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension,

(ii) any such Indebtedness in the form of revolving credit commitments or loans does not mature or require commitment reductions prior to the maturity date of the Refinanced Debt,

(iii) any such Indebtedness constituting Term Loans or a series of notes has a maturity date not earlier than the latest maturity date of the Refinanced Debt and has a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt,

(iv) the terms and conditions of such Indebtedness (except as otherwise provided in clauses (ii) or (iii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are (x) no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt (taken as a whole) being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv)(x) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Parent within such five Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) or (y) solely to the extent such Indebtedness is not incurred or obtained pursuant to a Refinancing Amendment, on customary market terms for such Indebtedness (as reasonably acceptable to the Administrative Agent), and

(v) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder shall be terminated, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Cushion Amount” has the meaning specified in Section 7.11(d).

“DBRS” means DBRS Limited and any successor thereto.

“Debt Issuance” means the issuance by any Loan Party or any Restricted Subsidiary of any Indebtedness not expressly permitted under Section 7.02.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors and Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada, Luxembourg (including the provisions under Book III of the Luxembourg Commercial Code), Bermuda or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to principal of, or interest on, any Loan, an interest rate equal to (i) (A) in the case of principal, the interest rate applicable thereto pursuant to Section 2.08(a) and (B) in the case of any interest, the interest rate applicable to the Loan on which such interest accrued, plus (ii) 2.00% per annum; and (b) when used with respect to any other amount a rate equal to the Applicable Rate for Revolving Credit Loans that are Base Rate Loans plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that

(a) has failed to

(i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or

(ii) pay to the Administrative Agent, the L/C Issuers, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due,

(b) has notified the Parent, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c) has failed, within three Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent), or

(d) has, or has a direct or indirect parent company that has,

(i) become the subject of a proceeding under any Debtor Relief Law, or

(ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity

; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means, at any time, a country or territory which is itself the subject or target of any applicable Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Designated Lender” has the meaning specified in Section 2.19.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, or (c) contains any repurchase obligation.

“Disqualified Institution” means, on any date, (a) any Person identified by name in writing to the Arrangers on or prior to June 25, 2014 and (b) after the Closing Date, any other Person that is a Competitor of the Parent or any of its Restricted Subsidiaries, which Person has been designated by the Parent as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (including by the Parent posting a notice to the Platform) not less than 10 Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Parent has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided, further, any Person that previously acquired an assignment or participation interest in any Facility may not be retroactively designated as a “Disqualified Institution” so long as they remain a Lender or Participant hereunder.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means, with respect to any Person, each Subsidiary of such Person that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 10.06(h)(ii).

“Dutch Auction” has the meaning specified in Section 10.06(g).

“Earnout Obligation” means those contingent obligations of the Parent or any Restricted Subsidiary incurred in favor of a seller (or other third party entitled thereto) under or with respect to any Permitted Acquisition.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees (including upfront or similar fees and fees paid in connection with any amendment, consent, waiver or modification of the financial covenants in Section 7.11 (including any defined terms related thereto)) or OID (amortized over the shorter of (a) the original stated life of such Loans and (b) the four years following the date of incurrence thereof) payable to a Lender making such Loans, but excluding arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger (or its Affiliates), but only to the extent not paid in whole or in part to any or all Lenders (other than any lead arranger (or its Affiliates), in connection with the commitment or syndication of such Loans.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution is, subject to Section 10.06(h), not an Eligible Assignee.

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Required Revolving Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the relevant L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or (d) no longer a currency in which the Required Revolving Lenders are willing to make such Credit Extensions (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Parent, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Eligible Inventory” means all Inventory of Parent and its Subsidiaries that is subject to the Lien of the Collateral Documents, the value of which shall be determined by Parent in good faith as set forth in the most recent report delivered to the Administrative Agent pursuant to Section 8(a)(ii)(A) of the Waiver and Second Amendment by taking into consideration, among other factors, the lower of its cost and its book value determined in accordance with GAAP.

“Eligible Receivables” means all Receivables of Parent and its Subsidiaries that is subject to the Lien of the Collateral Documents, the value of which shall be determined by Parent in good faith as set forth in the most recent report delivered to the Administrative Agent pursuant to Section 8(a)(ii)(A) of the Waiver and Second Amendment taking into consideration, among other factors, their book value determined in accordance with GAAP; provided, however, that none of the following classes of Receivables shall be deemed to be Eligible Receivables regardless of whether such Receivables are subject to the Lien of the Collateral Documents:

(a) Receivables related to the well services business segment of the Parent and its Subsidiaries outstanding more than 120 days past their original invoice date and other Receivables outstanding more than 90 days past their original invoice date; and

(b) Receivables owing from any Person that takes or is the subject of any action or proceeding of a type described in Section 8.01(f).

“Environmental Laws” means any and all Federal, state, provincial, territorial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, or Environmental Permits relating to pollution and the protection of the environment or the Release of any Hazardous Materials into the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries arising under Environmental Law and directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Eurocurrency Rate” means:

(a) for any Interest Period, with respect to any Credit Extension:

(i) denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in Dollars, with a term equivalent to such Interest Period;

(ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii) with respect to any Credit Extension denominated in any other Alternative Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a); and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing on that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, (ii) for purposes of calculating the applicable rate of interest on the Initial Term Loans, if the Eurocurrency Rate shall be less than 1.0% per annum, such rate shall be deemed to be 1.0% per annum and (iii) for all other purposes under this Agreement, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period:

(a) the sum, without duplication, of

(i) Consolidated Net Income of Parent and its restricted subsidiaries on a consolidated basis for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions by Parent and its restricted subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on dispositions by Parent and its restricted subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; minus

(b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior years, to the extent not funded with the proceeds of Indebtedness (other than revolving loans) the amount of capital expenditures and acquisitions of intellectual property,

(iii) to the extent not funded with the proceeds of Indebtedness (other than revolving loans), the aggregate amount of all principal payments of Indebtedness of Parent and its Restricted Subsidiaries made during such period (other than the Loans),

(iv) an amount equal to the aggregate net non-cash gain on dispositions by Parent and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by Parent and its Restricted Subsidiaries completed during such period),

(vi) cash payments by Parent and its Restricted Subsidiaries during such period in respect of long-term liabilities of Parent and its Restricted Subsidiaries other than indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, to the extent not funded with the proceeds of Indebtedness (other than revolving loans) the aggregate amount of cash consideration paid by Parent and its Restricted Subsidiaries in connection with Investments (including acquisitions) made during such period,

(viii) to the extent not funded with the proceeds of Indebtedness (other than revolving loans), the aggregate amount of expenditures actually made by Parent and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(ix) to the extent not funded with the proceeds of Indebtedness (other than revolving loans), the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(x) without duplication of amounts deducted from Excess Cash Flow in prior periods, to the extent not funded with the proceeds of Indebtedness (other than revolving loans), the aggregate consideration required to be paid in cash by Parent or any of its

Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments (including acquisitions) consummated or made during the period of four consecutive fiscal quarters of Parent following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Investments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xi) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xii) to the extent not funded with the proceeds of Indebtedness (other than revolving loans), all mandatory prepayments of the Loans pursuant to Section 2.05(b)(ii) and (iii) actually made during such excess cash flow period in cash,

(xiii) to the extent not funded with the proceeds of Indebtedness (other than revolving loans), the aggregate amount of all regularly scheduled principal amortization payments of indebtedness (including the Term Loans) actually made during such period (including payments in respect of Capitalized Leases),

(xiv) the aggregate amount of items that were not deducted from Consolidated Net Income to the extent such items represented a cash or an accrual for a cash payment,

(xv) to the extent not deducted in arriving at Consolidated Net Income, cash expenses incurred in connection with the Transactions or, to the extent permitted, any permitted Investment, equity issuance or debt issuance,

(xvi) to the extent not deducted in arriving at Consolidated Net Income, cash contributions to pension and other employee benefits plans, and

(xvii) to the extent not deducted in arriving at Consolidated Net Income, cash payments in respect of any hedging obligations.

“Excluded Information” means any non-public information with respect to the Parent or any of its Subsidiaries or any of their respective securities to the extent such information could have a material adverse effect upon, or otherwise material to, an assigning Term Lender’s decision to assign Term Loans or a purchasing Term Lender’s decision to purchase Term Loans.

“Excluded Subsidiary” means

(a) any Restricted Subsidiary of the Parent that is not a Wholly Owned Subsidiary; provided that any such Excluded Subsidiary shall cease to be an Excluded Subsidiary pursuant to this clause (a) at the time such Subsidiary becomes a Wholly Owned Subsidiary,

(b) any Restricted Subsidiary of the Parent that is a captive insurance company; provided that any such Excluded Subsidiary shall cease to be an Excluded Subsidiary pursuant to this clause (b) at the time such Subsidiary is no longer a captive insurance company,

(c) any Restricted Subsidiary of the Parent that is prohibited by applicable law (including financial assistance, fraudulent conveyance, preference, capitalization or other similar laws and regulations), regulation or contractual provision, existing on the Closing Date (or, if later, on the date such Person became a Subsidiary and not entered into in contemplation thereof) from guaranteeing the Obligations as determined by the Administrative Agent in its reasonable discretion; provided, that any such Excluded Subsidiary shall cease to be an Excluded Subsidiary pursuant to this clause (c) at the time any such prohibition ceases to exist or apply,

(d) any Unrestricted Subsidiary; provided that any such Excluded Subsidiary shall cease to be an Excluded Subsidiary pursuant to this clause (d) at the time such Subsidiary becomes a Restricted Subsidiary,

(e) any direct or indirect Restricted Subsidiary of the Parent that is (i) a CFC, (ii) a CFC Holdco or (iii) a direct or indirect Subsidiary of a Foreign Subsidiary of Parent that is a CFC, and

(f) any Subsidiary of the Parent for which the provision of a Guarantee would result in material adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (following receipt of a certificate of a Responsible Officer of the Parent describing in reasonable detail such consequences).

Excluded Subsidiaries as of the Closing Date are set forth on Schedule 1.01(e) hereto.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell”, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the U.S. Borrower, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06 or 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to the failure of such Recipient to comply with Section 3.01(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) any Canadian Taxes arising as a result of such Recipient not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Loan Party at the time of a payment to such Recipient.

“Existing C&J Credit Agreement” means the Credit Agreement dated as of April 19, 2011 among C&J, as borrower, Bank of America, as administrative agent, and the other agents and lenders party thereto, as amended, supplemented or otherwise modified prior to the Closing Date.

“Existing C&J Credit Agreement Secured Parties” means the “Secured Parties”, as defined in the Existing C&J Credit Agreement.

“Existing Letters of Credit” means those certain Letters of Credit that (a) were issued pursuant to the Existing C&J Credit Agreement, (b) are outstanding on the Closing Date and (c) are listed on Schedule 1.01(b).

“Extended Revolving Credit Commitment” means any Class of Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.18.

“Extended Revolving Credit Loan” means any Revolving Credit Loan made pursuant to an Extended Revolving Credit Commitment.

“Extended Term Loan” means any Class of Term Loans the maturity of which shall have been extended pursuant to Section 2.18.

“Extension” has the meaning specified in Section 2.18(a).

“Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Applicable Borrower executed by each of (a) the Applicable Borrower, (b) the Administrative Agent, (c) each extending Lender providing an Extension and (d) to the extent required by Section 2.18, the L/C Issuers or the Swing Line Lender, in accordance with Section 2.18.

“Extension Offer” has the meaning specified in Section 2.18(a).

“Extension Series” means all Extended Term Loans, Extended Revolving Credit Commitments or Extended Revolving Credit Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension

Amendment expressly provides that the Extended Term Loans, Extended Revolving Credit Commitments or Extended Revolving Credit Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same Effective Yield and, in the case of Extended Term Loans, amortization schedule.

“Facility” means the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans, a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Facility or a given Refinancing Series of Other Revolving Credit Commitments or a given Extension Series of Extended Revolving Credit Commitments, as the context may require.

“Facility Termination Date” has the meaning specified in Section 9.10(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations or official interpretations thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any published intergovernmental agreements entered into in connection with the implementation thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means the Second Amended and Restated Fee Letter, dated July 15, 2014, among C&J, Citigroup Global Markets Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC and that certain Agency Fee Letter, dated as of the Closing Date, among Bank of American, N.A. and certain Loan Parties.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(d).

“Foreign Joint Venture” means a joint venture (regardless of the type of entity used to form such joint venture) formed to operate or provide services in a jurisdiction outside of the United States.

“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, any Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is a resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Party” means any Loan Party that is not a U.S. Loan Party.

“Foreign Plan” has the meaning specified in Section 5.12(d).

“Foreign Security Agreement” has the meaning specified in Section 4.01(a)(iv).

“Foreign Security Principles” means the security principles applicable to Foreign Subsidiaries and foreign assets set forth on Exhibit P.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter in form and substance reasonably satisfactory to the Borrowers and the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Parent, (b) the Subsidiaries of Parent listed on Schedule 6.12, (c) each other Subsidiary of Parent that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 and (d) with respect to any Obligation under any Secured Cash Management Agreement or any Secured Hedge Agreement owing by any Loan Party and any Swap Obligation of a Specified Loan Party under the Guaranty (determined before giving effect to Section 9 of the Guaranty), each Borrower; provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, neither C&J nor any of its Subsidiaries shall be required to deliver a guaranty or guaranty supplement or otherwise become a guarantor hereunder until the C&J Joinder Date.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Beneficiaries (as defined therein) dated as of the Closing Date, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes, in each case that are regulated pursuant to or could give rise to liability under any Environmental Law.

“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VI or VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means, subject to Section 6.12(f), any Subsidiary of the Parent designated as such in writing by the Parent to the Administrative Agent; provided that (a) no Subsidiary may be so designated unless such Subsidiary (i) contributed to Consolidated EBITDA for the most recently completed Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) less than 5.0% of such Consolidated EBITDA and (ii) had total assets having an aggregate book value, as of the end of the fiscal quarter most recently ended and for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), not exceeding 5.0% of Consolidated Total Assets as of the end of such fiscal quarter and (b) any Subsidiary shall automatically cease to be an Immaterial Subsidiary if such Subsidiary no longer meets the requirements set forth in the foregoing clause (a).

“Increase Effective Date” has the meaning specified in Section 2.14(d).

“Incremental Commitment” has the meaning specified in Section 2.14(a).

“Incremental Joinder” has the meaning specified in Section 2.14(g).

“Incremental Lender” means any Lender that has an Incremental Commitment or holds an Incremental Loan.

“Incremental Loan” means any Loan made pursuant to an Incremental Commitment.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or (without duplication) contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created or which are being contested in good faith and for which adequate reserves have been established and reported in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (with the amount of indebtedness deemed to be outstanding pursuant to this clause (e) to be the lesser of (i) the net book value of such encumbered property and (ii) the amount of such indebtedness);

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Term Loan” means an Initial Tranche B-1 Term Loan or Initial Tranche B-2 term Loan.

“Initial Tranche B-1 Term Commitment” means, as to each Tranche B-1 Term Lender, its obligation to make Initial Tranche B-1 Term Loans to the Term Borrower on the Closing Date pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(a) under the caption “Initial Tranche B-1 Term Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The Initial Tranche B-1 Term Commitments of all of the Tranche B-1 Term Lenders on the Closing Date shall be $575,000,000.

“Initial Tranche B-2 Term Commitment” means, as to each Tranche B-2 Term Lender, its obligation to make Initial Tranche B-2 Term Loans to the Term Borrower on the Closing Date pursuant to Section 2.01(a)(ii) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 1.01(a) under the caption “Initial Tranche B-2 Term Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The Initial Tranche B-2 Term Commitments of all of the Tranche B-2 Term Lenders on the Closing Date shall be $485,000,000.

“Initial Tranche B-1 Term Loan” has the meaning specified in Section 2.01(a)(i).

“Initial Tranche B-2 Term Loan” has the meaning specified in Section 2.01(a)(ii).

“Initial Term Commitments” means the Initial Tranche B-1 Term Commitments and Initial Tranche B-2 Term Commitments.

“Initial Term Loans” means the Initial Tranche B-1 Term Loans and the Initial Tranche B-2 Term Loans.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(vi).

“Intercompany Notes” means collectively, the intercompany notes with an aggregate face amount of approximately $688,000,000 issued by Subsidiaries of the Parent to Subsidiaries of Nabors in the Separation.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including any Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Facility for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six (or, if agreed to by each Lender of such Eurocurrency Rate Loan, twelve) months thereafter, as selected by the Applicable Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Inventory” has the meaning specified in Section 1.3 of the U.S. Security Agreement as of the date of the Waiver and Second Amendment.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Restricted Subsidiary thereof.

“IP Rights” has the meaning specified in Section 5.17.

“IP Security Agreement Supplement” means any Copyright Security Agreement Supplement, Patent Security Agreement Supplement or Trademark Security Agreement Supplement, as such terms are defined in Section 1.3 of the U.S. Security Agreement.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and any Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.20.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Initial Tranche B-1 Term Loan, Initial Tranche B-2 Term Loan, Refinancing Term Loan, Extended Term Loan, Revolving Credit Commitment, Other Revolving Credit Commitment or Extended Revolving Credit Loan Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit (including Existing Letters of Credit) hereunder, or any successor to Bank of America in its capacity as issuer of Letters of Credit (including Existing Letters of Credit) hereunder, and (b) any other Revolving Lender, selected by the Borrowers pursuant to Section 2.03(l) and reasonably acceptable to the Administrative Agent; provided that no Lender shall be required to become an L/C Issuer without such Lender’s consent; provided further that at no time shall there be more than five L/C Issuers without the consent of the Administrative Agent.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto and each other Person that becomes a “Lender” in accordance with this Agreement and, as the context requires, includes the Swing Line Lender, and in each case, their successors and assigns.

“Lending Office” means, as to the Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect with respect to the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $200,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Letter of Credit Report” means a certificate substantially in the form of Exhibit N or any other form approved by the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, as of any date of determination, the sum of (a) all unrestricted cash balances and Cash Equivalents of the Parent and its consolidated Restricted Subsidiaries as of such date (it being understood that cash encumbered solely pursuant to the Security Agreements shall be considered unrestricted for purposes of this clause (a)) and (b) the amount by which the Aggregate Revolving Credit Commitments exceeds the Total Revolving Outstandings as of such date.

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan, Revolving Credit Loan, or a Swing Line Loan (including any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letters, (f) each Issuer Document, (g) any Autoborrow Agreement, (h) each Incremental Joinder, (i) each Refinancing Amendment, (j) each Extension Amendment, (k) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, (l) each Secured Hedge Agreement and (m) each Secured Cash Management Agreement; provided that for purposes of the definition of “Material Adverse Effect” and Article IV through Article X (other than Section 8.03, Section 10.04 and Section 10.16), “Loan Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Applicable Borrower.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Luxembourg Borrower” has the meaning specified in the introductory paragraph hereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent or the Parent and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, any agreement or instrument to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, or properties of such Person.

“Maturity Date” means

(a) with respect to the Initial Tranche B-1 Term Loans, March 24, 2020,

(b) with respect to the Initial Tranche B-2 Term Loans, March 24, 2022,

(c) with respect to the Revolving Facility, March 24, 2020; provided that if any Initial Tranche B-1 Term Loans remain outstanding on September 24, 2019, the Maturity Date with respect to the Revolving Facility shall be September 24, 2019,

(d) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment, and

(e) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Offer accepted by the respective Lender or Lenders;

; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Accrual” has the meaning specified in Section 2.05(b)(vii).

“Maximum Rate” has the meaning specified in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Parent.

“Merger” means the transactions contemplated by the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 25, 2014, among Nabors, the Parent and C&J, as amended, modified or otherwise supplemented prior to the Closing Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee or leasehold mortgages, deeds of trust, debentures and deeds executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.

“Mortgaged Property” means any owned property of a Loan Party listed on Schedule 1.01(c) and any other owned real property of a Loan Party that is or will become encumbered by a Mortgage in favor of the Administrative Agent in accordance with the terms of this Agreement.

“Mortgaged Property Support Documents” means with respect to any real property subject to a Mortgage, the deliveries and documents described on Schedule 1.01(d) attached hereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Nabors” means Nabors Industries Ltd., a Bermuda exempted company.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Restricted Subsidiary in respect of any Debt Issuance, Disposition or Involuntary Disposition (including any proceeds of insurance and condemnation proceeds), net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) Taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, amounts required to be distributed to the minority interest holders, the amount necessary to retire any Indebtedness (other than Indebtedness owing between or among Parent and its Subsidiaries) secured by a Lien permitted under this Agreement (ranking senior to any Lien in favor of the Administrative Agent) on the related property, the amounts of any purchase price or similar adjustments owed to the purchaser of assets in such Disposition and the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than Taxes deducted pursuant to clause (b) above) related to any of the applicable assets and retained by the Parent or any of its Restricted Subsidiaries (however, the amount of any subsequent reduction of such reserve, other than in connection with a payment in respect of any such liability, shall be deemed to be Net Cash Proceeds of such Disposition or Involuntary Disposition); it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Debt Issuance, Disposition or Involuntary Disposition.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a Facility, in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary (a) as to which neither the Parent nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note” means a Term Note or Revolving Note, as applicable.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Notice of Additional L/C Issuer” means a certificate substantially in the form of Exhibit O or any other form approved by the Administrative Agent.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” means original issue discount.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other First Lien Secured Debt” means all Permitted Pari Passu Secured Refinancing Debt.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of revolving credit loans that result from a Refinancing Amendment.

“Other Connection Taxes” means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Revolving Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Materials” has the meaning specified in Section 6.02.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” has the meaning specified in Section 10.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means, with respect to any Loan Party, (a) any Acquisition by such Person for which the Acquisition Consideration does not exceed $50,000,000, (b) any Acquisition by such Person for which the Acquisition Consideration consists solely of Qualified Capital Stock of the Parent, or (c) any other Acquisition by such Person so long as at the time of, and after giving effect on a Pro Forma Basis to, such other Acquisition:

(i) the pro forma Consolidated Total Leverage Ratio as of the end of the most recent Measurement Period for which financial statements of the Parent are available is less than 3.50 to 1.00 (assuming, for purposes of this clause (i), that such Acquisition, and all other Acquisitions consummated since the first day of the relevant Measurement Period ending on or prior to the date of such Acquisition, and all Indebtedness incurred, assumed or repaid in connection therewith had occurred on the first day of such relevant Measurement Period);

(ii) pro forma Liquidity is greater than $40,000,000; and

(iii) the Parent is in pro forma compliance with all covenants set forth in Section 7.11 as of the end of the most recent Measurement Period for which financial statements of the Parent are available (assuming, for purposes of Section 7.11, that such Acquisition, and all other Acquisitions consummated since the first day of the relevant Measurement Period for each of the financial covenants set forth in Section 7.11 ending on or prior to the date of such Acquisition, and all Indebtedness incurred, assumed or repaid in connection therewith had occurred on the first day of such relevant Measurement Period).

“Permitted Holder” means (a) Nabors and (b) members of management of the Parent or any of its Subsidiaries, but only for so long as such Persons are not the beneficial owners, directly or indirectly, in the aggregate of more than 10% of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Persons have the right to acquire pursuant to any option right).

“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to the Liens securing the Obligations, an intercreditor agreement the terms of which are consistent with customary terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent and the Borrowers in the reasonable exercise of their judgment.

“Permitted Junior Secured Refinancing Debt” means any secured Credit Agreement Refinancing Indebtedness incurred by the Borrowers in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness does not mature or have scheduled amortization and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations prior to the

Latest Maturity Date at the time such Indebtedness is incurred (except customary asset sale, change of control and event of loss provisions), (ii) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt and is not secured by any property or assets other than the Collateral, (iii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor and (v) such Indebtedness shall be subject to the provisions of a Permitted Junior Intercreditor Agreement, duly executed by all necessary parties thereto.

“Permitted Pari Passu Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be pari passu with the Liens securing the Obligations, an intercreditor agreement the terms of which are consistent with customary terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent and the Borrowers in the reasonable exercise of their judgment.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Credit Agreement Refinancing Indebtedness incurred by the Borrowers in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness does not mature or have scheduled amortization and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations prior to the Latest Maturity Date at the time such Indebtedness is incurred (except customary asset sale, change of control and event of loss provisions), (ii) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets other than the Collateral, (iii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor, and (v) such Indebtedness shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement, duly executed by all necessary parties thereto.

“Permitted Unsecured Refinancing Debt” means unsecured Credit Agreement Refinancing Indebtedness incurred by the Borrowers in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness does not mature or have scheduled amortization and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations prior to the Latest Maturity Date at the time such Indebtedness is incurred (except customary asset sale, change of control and event of loss provisions), and (ii) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, limited partnership, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which such Borrower or any such ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity” has the meaning specified in Section 1.3 of the Security Agreement.

“PPSA” means the Personal Property Security Act of Ontario; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien in any Collateral is governed by the Personal Property Security Act as in effect in a Canadian jurisdiction other than the Province of Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Pro Forma Basis” means on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent, which shall include an assumption that (a) all Acquisitions made, and any Indebtedness incurred, assumed or repaid in connection therewith, during the most recently completed Measurement Period, (b) all Dispositions of any Subsidiary or of all or substantially all the assets of any Subsidiary or of any line of business or division of Parent or any Subsidiary completed, and any Indebtedness incurred or repaid in connection therewith during such Measurement Period have, in either case, been made or repaid on the first day of such Measurement Period including, in each such case, pro forma adjustments arising out of events which are (i) directly attributable to a specific transaction, (ii) factually supportable, and (iii) expected to have a continuing impact, in each case, (A) determined on a basis consistent with Regulation S-X (which would include (but without duplication of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise) cost savings, operating expense reductions, restructuring and integration charges and expenses and cost-saving synergies) and (B) otherwise demonstrated to and approved by the Administrative Agent in its reasonable discretion.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Capital Stock” of any Person means any capital stock of such person that is not Disqualified Capital Stock; provided that such capital stock shall not be deemed Qualified Capital Stock to the extent sold or owed to a Subsidiary of such person or financed, directly or indirectly, using funds (a) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (b) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Parent.

“Quarterly Financial Statements” means (a) unaudited consolidated balance sheets and related consolidated statements of income or operations, shareholders’ equity and cash flows of C&J and its Restricted Subsidiaries for each fiscal quarter after December 31, 2013, in each case ended at least 45 days before the Closing Date and (b) unaudited consolidated balance sheets and related consolidated statements of income or operations, shareholders’ equity and cash flows of the Red Lion Business for each fiscal quarter after December 31, 2013, in each case ended at least 45 days before the Closing Date.

“Rate Determination Date” means, with respect to any Interest Period, two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise determined by the Administrative Agent).

“Receivables” has the meaning specified in Section 1.3 of the U.S. Security Agreement as of the date of the Waiver and Second Amendment.

“Recipient” means the Administrative Agent, any Lender or the L/C Issuer.

“Reconciliation” means, with respect to any financial statements referred to in Section 6.01(a) or 6.01(b) (the “Base Financials”), (a) financial statements in substantially the same form as the Base Financials prepared on the basis of consolidating the accounts of the Parent and its Restricted Subsidiaries and treating the Unrestricted Subsidiaries as if they were not consolidated with the Parent and otherwise eliminating all accounts of the Unrestricted Subsidiaries and (b) a certificate of the chief financial officer of the Parent stating that such financial statements accurately reflect all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Parent and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflect no other adjustments from the related GAAP financial statements (except as otherwise disclosed in such financial statements).

“Red Lion Business” means the completion and production services business in the United States and Canada currently conducted by Nabors and its Subsidiaries.

“Red Lion Material Adverse Effect” means any event, occurrence, state of facts, circumstance, condition, effect or change (an “Event”), that is material and adverse to the financial condition, businesses or results of operations of the Red Lion Business; provided that, a “Red Lion Material Adverse Effect” shall be deemed not to include any Event to the extent resulting from one or more of the following: (a) changes in prevailing economic or market conditions of the securities, credit or financial markets in the United States or elsewhere (except to the extent those changes have a materially disproportionate effect on the Red Lion Business relative to other similarly situated participants in the industries in which they operate), (b) changes or events, affecting the industries in which the Red Lion Business operates generally, including changes in market prices (except to the extent those changes or events have a materially disproportionate effect on the Red Lion Business relative to other similarly situated participants in the industries in which they operate), (c) changes in GAAP applicable to the Red Lion Business, (d) changes in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity (as defined in the Merger Agreement as in effect on the Closing Date), (e) the announcement or pendency of the Merger Agreement, including termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners, employees or other business relations of the

Red Lion Business, (f) any weather-related or other force majeure event, including any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located (except to the extent those events have a materially disproportionate effect on the Red Lion Business relative to other similarly situated participants in the industries in which they operate), (g) any failure, in and of itself, by the Red Lion Business to meet any internal or published projections or forecasts in respect of revenues, earnings or other financial or operating metrics (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Red Lion Material Adverse Effect), or (h) compliance by Nabors or the Parent with the terms of the Merger Agreement.

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Applicable Borrowers executed by each of (a) the Applicable Borrowers, (b) the Administrative Agent, (c) each Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto and (d) each Additional Refinancing Lender, in accordance with Section 2.17.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitment” means one or more Classes of term loan commitments hereunder to fund Refinancing Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.

“Refinancing Term Loan” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Register” has the meaning specified in Section 10.06(c).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Related Parties” means, with respect to any Person, (a) such Person’s Affiliates and (b) the partners, directors, officers, employees and agents of such Person and of such Person’s Affiliates acting at the instruction of such Person or such Person’s Affiliates.

“Repatriation Limitation” has the meaning specified in Section 2.05(b)(ii).

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration into or through the environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Transaction” means the repayment, prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans with proceeds from the incurrence by the Parent or any of its Subsidiaries of any new Indebtedness having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or OID, but excluding the effect of any arrangement, structuring, syndication or other fees payable to any lead arranger (or its Affiliates) in connection with the commitment or syndication of such debt financing) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Initial Term Loans so repaid, prepaid, refinanced, substituted or replaced, including as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Initial Term Loans or the incurrence of any Refinancing Term Loans, in each case other than in connection with a Change of Control.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan at any time an Autoborrow Agreement is not in effect, a Swing Line Loan Notice.

“Required Facility Lenders” means, at any time, with respect to any Facility, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans and unused Commitments of all Lenders under such Facility. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Facility Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the total Revolving Credit Exposures of all Revolving Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, vice president or managers (as applicable) of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by any L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the L/C Issuers shall determine or the Required Lenders shall require.

“Revolving Borrower” means each of the Parent, the Luxembourg Borrower and the U.S. Borrower.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Credit Loans to the Revolving Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.01(a) under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Credit Commitments at such time.

“Revolving Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have terminated or expired, any Lender that has a Revolving Credit Loan or a participation in L/C Obligations or Swing Line Loans at such time.

“Revolving Note” means a promissory note made by any Borrower in favor of a Revolving Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit C-3.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other sanctions authority applicable to any Borrower or Subsidiary.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate or foreign exchange Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit L.

“Security Agreements” means, collectively, the U.S. Security Agreement and each Foreign Security Agreement, together with each other pledge and security agreement and pledge and security agreement supplement delivered pursuant to Section 6.12.

“Security Agreement Supplement” means the form of supplement attached to the U.S. Security Agreement as Annex I.

“Separation” means the separation by Nabors of the specified assets and liabilities related to the Red Lion Business from assets and liabilities related to the remaining businesses of Nabors, as contemplated by the Separation Agreement, such that, following the Separation, the Parent and its Subsidiaries will retain the Red Lion Business, and all of Nabors’ other businesses will be transferred to other Nabors Subsidiaries.

“Separation Agreement” means the Separation Agreement, dated as of June 25, 2014, between Nabors and the Parent.

“Series” means any series of Revolving Credit Loans or Term Loans having identical terms and conditions.

“Solvent” and “Solvency” mean, with respect to the Parent and its Subsidiaries on any date of determination, that on such date (a) the fair value of the assets of the Parent and its Subsidiaries taken as a whole exceeds their liabilities, (b) the present fair salable value of the assets of the Parent and its Subsidiaries taken as whole exceeds their liabilities, (c) the Parent and its Subsidiaries taken as a whole do not have unreasonably small capital, and (d) the Parent and its Subsidiaries taken as a whole will be able to pay their liabilities as they mature. For purposes of this definition: “fair value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Parent and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act; “present fair salable value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Parent and its Subsidiaries taken as a whole are sold in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated; “liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Parent and its Subsidiaries taken as a whole, as of the date of determination after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied; “will be able to pay their liabilities as they mature” means that for the period from the date of determination through the Latest Maturity Date, the Parent and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Loan Parties as reflected in their projected financial statements and in light of the anticipated credit capacity; and “do not have unreasonably small capital” means that the Parent and its Subsidiaries taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date of determination through the Latest Maturity Date.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9 of the Guaranty).

“Specified Merger Agreement Representations” means such of the representations made by Nabors in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that C&J (or any of its Affiliates) has the right to terminate its obligations under the Merger Agreement or to decline to consummate the Merger pursuant to the Merger Agreement as a result of a breach of such representations in the Merger Agreement.

“Specified Prepayment” has the meaning specified in Section 7.14.

“Specified Representations” means the representations and warranties made in Sections 5.01(a), 5.01(b)(ii), 5.02(a), 5.02(b), 5.04, 5.14, 5.18, 5.21 (after giving effect to the last paragraph of Section 4.01), 5.22 and 5.24 (solely with respect to the use of proceeds of the Loans made hereunder on the Closing Date in accordance with Section 6.16).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Applicable Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrower” means the U.S. Borrower in its capacity as the borrower of the Term Loans hereunder.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and Class and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Term Borrower hereunder, expressed as an amount representing the maximum principal amounts of the Term Loans to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to this Agreement and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment or (iii) an Extension.

“Term Lender” means, at any time, any Lender that has an Initial Term Commitment, a Term Commitment or a Term Loan at such time.

“Term Loan” means any Initial Tranche B-1 Term Loan, any Initial Tranche B-2 Term Loan, Refinancing Term Loan or Extended Term Loan designated as a “Term Loan”, as the context may require.

“Term Note” means a promissory note made by the Term Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibits C-1 and C-2.

“Third Amendment” means that certain Third Amendment (Refinancing Amendment) to Credit Agreement, dated as of September [ ● ], 2015, among the Loan Parties, the Administrative Agent, the L/C Issuer, the Swing Line Lender and certain Lenders party thereto.

“Third Amendment Effective Date” means the date on which the Third Amendment shall have become effective in accordance with its terms.

“Total Credit Exposure” means, as to any Lender at any time, the Total Revolving Credit Exposure and Total Term Outstandings of such Lender at such time.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Revolving Credit Commitments, the aggregate Outstanding Amount of all Revolving Credit Loans, and participations in Swing Line Loans and L/C Obligations, of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Term Outstandings” means, as to any Term Lender at any time, the Outstanding Amount of all Term Loans of such Term Lender at such time.

“Tranche B-1 Term Lender” means, at any time, any Lender that has an Initial Tranche B-1 Term Commitment at such time.

“Tranche B-2 Term Lender” means, at any time, any Lender that has an Initial Tranche B-2 Term Commitment at such time.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b)(i) the repayment in full of all obligations owing under the Existing C&J Credit Agreement and the related loan documents (other than the Existing Letters of Credit and contingent indemnification obligations that survive the termination of the Existing C&J Credit Agreement), (ii) the termination of the Existing C&J Credit Agreement (and the commitments thereunder) and the related loan documents and (iii) the release of all Liens held by or on behalf of the Existing C&J Credit Agreement Secured Parties, (c)(i) the repayment in full of all obligations owing under the Intercompany Notes and the related loan documents and (ii) the termination of the Intercompany Notes (and the commitments thereunder) and the related loan documents, (d) the consummation of the Separation and the Merger, and (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the Parent designated by the Board of Directors (or similar governing body) of the Parent as an Unrestricted Subsidiary pursuant to Section 6.17 subsequent to the Closing Date.

“U.S. Borrower” has the meaning specified in the introductory paragraph hereto.

“U.S. Loan Party” means any Loan Party that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Waiver and Second Amendment” means that certain Waiver and Second Amendment to Credit Agreement, dated as of September [ ● ], 2015, among the Loan Parties, the Administrative Agent, the L/C Issuer, the Swing Line Lender and certain Lenders party thereto.

“Waiver and Second Amendment Effective Date” means the date on which the Waiver and Second Amendment shall have become effective in accordance with its terms.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness on any date, the number of years obtained by dividing: (a) the sum of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto.” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each of, all and/or or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) In this Agreement, where it relates to a company incorporated under the laws of Luxembourg, a reference to:

(i) a “winding-up”, “administration” or “dissolution” includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(ii) a “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, a juge délégué, commissaire, juge-commissaire, liquidateur or curateur;

(iii) a “security interest” includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security;

(iv) a person being “unable to pay its debts” includes that person being in a state of cessation of payments (cessation de paiements); and

(v) a “director” includes a manager (gérant) or a member of the board of directors (membre du conseil d’administration).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited C&J Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including any change required by the promulgation of any rule, regulation, pronouncement or opinion by the FASB) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that (i) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect on the Closing Date and (B) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (ii) any operating lease that later becomes a Capitalized Lease as a result of a change in GAAP shall, during the life of such lease (including any renewals), be treated as an operating lease for all purposes under this Agreement.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Restricted Subsidiaries or to the determination of any amount for the Parent and its Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Currency Equivalents Generally.

(a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

(c) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

1.08 Additional Alternative Currencies.

(a) Any Revolving Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Lender with a Commitment under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 20 Business Days prior to the date of the desired Credit Extension (or such later time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Appropriate Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuers thereof. Each Appropriate Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 10:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuers, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Appropriate Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Parent and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Rate to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent and the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent and (A) the Administrative Agent and the L/C Issuers may amend the definition of Eurocurrency Rate to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Parent. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.09 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) Term Borrowing.

(i) Tranche B-1 Term Loans. Subject to the terms and conditions set forth herein, each Tranche B-1 Term Lender severally agrees to make a single loan to the Term Borrower (an “Initial Tranche B-1 Term Loan”) on the Closing Date, in Dollars, in an amount not to exceed such Term Lender’s Initial Tranche B-1 Term Commitment. The Term Borrowing shall consist of Initial Tranche B-1 Term Loans made simultaneously by the Tranche B-1 Term Lenders in accordance with their respective Applicable Percentage of the aggregate Initial Tranche B-1 Term Commitments. Initial Tranche B-1 Term Loans repaid or prepaid may not be reborrowed. Initial Tranche B-1 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided, however, the Term Borrowing made on the Closing Date shall be made as Base Rate Loans unless the Term Borrower delivers a Funding Indemnity Letter not less than three Business Days prior to the date of such Term Borrowing.

(ii) Tranche B-2 Term Loans. Subject to the terms and conditions set forth herein, each Tranche B-2 Term Lender severally agrees to make a single loan to the Term Borrower (an “Initial Tranche B-2 Term Loan”) on the Closing Date, in Dollars, in an amount not to exceed such Term Lender’s Initial Tranche B-2 Term Commitment. The Term Borrowing shall consist of Initial Tranche B-2 Term Loans made simultaneously by the Tranche B-2 Term Lenders in accordance with their respective Applicable Percentage of the aggregate Initial Tranche B-2 Term Commitments. Initial Tranche B-2 Term Loans repaid or prepaid may not be reborrowed. Initial Tranche B-2 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided, however, the Term Borrowing made on the Closing Date shall be made as Base Rate Loans unless the Term Borrower delivers a Funding Indemnity Letter not less than three Business Days prior to the date of such Term Borrowing.

(b) Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Revolving Borrowers, in Dollars or in one or more Alternative Currencies, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that (i) the aggregate principal amount of the Revolving

Credit Borrowings made on the Closing Date shall not exceed $350,000,000, (ii) all Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans and (iii) after giving effect to any Revolving Credit Borrowing, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Revolving Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, each Revolving Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein; provided, however, any Revolving Credit Borrowings made on the Closing Date or any of the three Business Days following the Closing Date shall be denominated in Dollars and made as Base Rate Loans unless the Applicable Borrower delivers a Funding Indemnity Letter not less than three Business Days prior to the date of such Revolving Credit Borrowing.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) 1:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) 1:00 p.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 2:00 p.m. (A) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (B) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them; provided, however, the Loan Notice with respect to the initial Borrowings on the Closing Date may be conditioned upon the occurrence of the Merger or any other event as may be reasonably approved by the Administrative Agent. Not later than 2:00 p.m., (1) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (2) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the

Administrative Agent shall notify the Applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to, or continuation of, Eurocurrency Rate Loans shall be in a principal amount of the Dollar Equivalent of $2,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal amount thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal amount thereof then outstanding). Each Loan Notice (whether telephonic or written) shall specify (t) the identity of the Applicable Borrower, (u) the applicable Facility and whether the Applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (v) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (w) the principal amount of Loans to be borrowed, converted or continued, (x) the Type of Loans to be borrowed or to which existing Loans are to be converted, (y) if applicable, the duration of the Interest Period with respect thereto and (z) the currency of the Loans to be borrowed. If the Applicable Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Applicable Borrower fails to specify a Type of Loan in a Loan Notice or if the Applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.

(b) Following receipt of a Loan Notice for any Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Applicable Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 3:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice or, as to Loans to be made on the Closing Date, as to which Advance Funding Arrangements are in effect, in accordance with the terms thereof. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Applicable Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Applicable Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, all continuations of Term Loans as the same Type, all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than an aggregate of fifteen (15) Interest Periods in effect with respect to Term Loans and Revolving Credit Loans which are Eurocurrency Rate Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Revolving Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of any Revolving Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by a Revolving Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits and subject to the terms and conditions hereof, the Revolving Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Revolving Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

(D) the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Applicable Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(G) such L/C Issuer does not, as of the issuance date of the requested Letter of Credit, issue Letters of Credit in the requested currency.

(iv) No L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Applicable Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer:

(A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(B) the amount and currency thereof (and in the absence of specification of currency, such Letter of Credit Application shall be deemed a request for a Letter of Credit denominated in Dollars);

(C) the expiry date thereof;

(D) the name and address of the beneficiary thereof;

(E) the documents to be presented by such beneficiary in case of any drawing thereunder;

(F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder;

(G) the purpose and nature of the requested Letter of Credit; and

(H) such other matters as such L/C Issuer may require.

In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Applicable Borrower shall furnish to the L/C applicable Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Applicable Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) If any Revolving Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Applicable Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Applicable Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Applicable Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify Parent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 10:00 a.m. on the date of any payment expected to be made by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment expected to be made by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Applicable Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (1) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (2) the Dollar amount paid by the Applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, each Revolving Borrower agrees, as a separate and independent obligation, to indemnify such L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Applicable Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Revolving Percentage thereof. In such event, the Applicable Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 12:00 p.m. noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Applicable Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Revolving Borrowers to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of such L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Revolving Borrowers to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Applicable Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Applicable Borrower or any of its Subsidiaries; or

(vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Applicable Borrower or in the relevant currency markets generally.

The Applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Applicable Borrower’s instructions or other irregularity, the Applicable Borrower will immediately notify the applicable L/C Issuer. The Applicable Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuers. Each Lender and the Revolving Borrowers agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Revolving Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Revolving Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, each Revolving Borrower may have a claim against an L/C Issuer, and such

L/C Issuer may be liable to such Revolving Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Revolving Borrower which such Revolving Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

(h) Letter of Credit Fees. The Revolving Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender, in accordance with its Applicable Revolving Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Credit Loans that are Eurocurrency Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Revolving Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum equal to 0.125%, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Revolving Borrowers shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) L/C Issuer Reports to the Administrative Agent. L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which any Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(l) Additional L/C Issuers. Any Revolving Lender hereunder may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrowers, the Administrative Agent and each L/C Issuer.

(m) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Applicable Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Revolving Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of such Revolving Borrower, and that such Revolving Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein and subject to the terms of any Autoborrow Agreement, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, agrees to make loans (each such loan, a “Swing Line Loan”) to the Revolving Borrowers, in Dollars, from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Credit Commitments at such time, and (B) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Lender at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, (ii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure, and (iii) no Revolving Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Revolving Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate; provided however, that if an Autoborrow Agreement is in effect, the Swing Line Lender may, at its discretion, provide for an alternate rate of interest on Swing Line Loans under the Autoborrow Agreement with respect to any Swing Line Loans for which the Swing Line Lender has not requested that the Revolving Lenders fund Revolving Credit Loans to refinance, or to purchase and fund risk participations in, such Swing Line Loans pursuant to Section 2.04(c). Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures.

(i) At any time an Autoborrow Agreement is not in effect, each Swing Line Borrowing shall be made upon the Applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Applicable Borrower.

(ii) In order to facilitate the borrowing of Swing Line Loans, the Revolving Borrowers and the Swing Line Lender may mutually agree to, and are hereby authorized to, enter into an Autoborrow Agreement in form and substance satisfactory to the Administrative Agent and the Swing Line Lender (the “Autoborrow Agreement”) providing for the automatic advance by the Swing Line Lender of Swing Line Loans under the conditions set forth in such agreement, which shall be in addition to the conditions set forth herein. At any time an Autoborrow Agreement is in effect, the requirements for Swing Line Borrowings set forth in the immediately preceding paragraph shall not apply, and all Swing Line Borrowings shall be made in accordance with the Autoborrow Agreement; provided that any automatic advance made by Bank of America in reliance of the Autoborrow Agreement shall be deemed a Swing Line Loan as of the time such automatic advance is made notwithstanding any provision in the Autoborrow Agreement to the contrary. For purposes of determining the Outstanding Amount under the Aggregate Revolving Credit Commitments at any time during which an Autoborrow Agreement is in effect, the Outstanding Amount of all Swing Line Loans shall be deemed to be the amount of the Swing Line Sublimit. For purposes of any Swing Line Borrowing pursuant to the Autoborrow Agreement, all references to Bank of America in the Autoborrow Agreement shall be deemed to be a reference to Bank of America, in its capacity as Swing Line Lender hereunder.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Applicable Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Applicable Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 2:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Applicable Borrower for interest on the Swing Line Loans (provided that any failure to provide an invoice for interest on Swing Line Loans shall not release the Applicable Borrower from its obligation to pay such interest). Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional.

(i) The Applicable Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans in whole or in part without premium or penalty (except as provided in clause (iii) below); provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the currency and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Applicable Borrower, the Applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) (1) shall be applied to the principal repayment installments thereof in such order as the Applicable Borrower may elect and (2) if applicable, shall be accompanied by the amount specified in clause (iii) below. Subject to Section 2.16, each prepayment shall be paid to each Lender in accordance with its Applicable Percentage in respect of each of the relevant Facilities.

(ii) At any time that the Autoborrow Agreement is not in effect, the Applicable Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swing Line Lender, (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Applicable Borrower, the Applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)

(A) In the event that, on or prior to the date that is first anniversary following the Closing Date, the Applicable Borrower (1) prepays, refinances, substitutes or replaces any Initial Tranche B-1 Term Loans (including, for the avoidance of doubt, in connection with any Repricing Transaction) pursuant to Section 2.05(a) or pursuant to Section 2.05(b)(i) or (2) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Applicable Borrower shall pay to the Administrative Agent for the ratable account of each Tranche B-1 Term Lender, (I) in the case of clause (1), a prepayment premium of 4.00% of the principal amount of the Initial Tranche B-1 Term Loans being prepaid and (II) in the case of clause (2), a payment equal to 4.00% of the aggregate principal amount of the Initial Tranche B-1 Term Loans outstanding immediately prior to such amendment that have been repriced.

(B) In the event that, on or prior to the date that is first anniversary following the Closing Date, the Applicable Borrower (1) prepays, refinances, substitutes or replaces any Initial Tranche B-2 Term Loans (including, for the avoidance of doubt, in connection with any Repricing Transaction) pursuant to Section 2.05(a) or pursuant to Section 2.05(b)(i) or (2) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Applicable Borrower shall pay to the Administrative Agent for the ratable account of each Tranche B-2 Term Lender, (I) in the case of clause (1), a prepayment premium of 5.00% of the principal amount of the Initial Tranche B-2 Term Loans being prepaid and (II) in the case of clause (2), a payment equal to 5.00% of the aggregate principal amount of the Initial Tranche B-2 Term Loans outstanding immediately prior to such amendment that have been repriced.

(C) In the event that, after the first anniversary of the Closing Date and on or prior to the date that is second anniversary following the Closing Date, the Applicable Borrower (1) prepays, refinances, substitutes or replaces any Initial Tranche B-2 Term Loans (including, for the avoidance of the doubt, in connection with any Repricing Transaction) pursuant to Section 2.05(a) or pursuant to Section 2.05(b)(i) or (2) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Applicable Borrower shall pay to the Administrative Agent for the ratable account of each Tranche B-2 Term Lender, (I) in the case of clause (1), a prepayment premium of 5.00% of the principal amount of the Initial Tranche B-2 Term Loans being prepaid and (II) in the case of clause (2), a payment equal to 5.00% of the aggregate principal amount of the Initial Tranche B-2 Term Loans outstanding immediately prior to such amendment that have been repriced.

(D) If, on or prior to the date that is first anniversary following the Closing Date, any Tranche B-1 Term Lender is a Non-Consenting Lender and is replaced pursuant to Section 10.13 in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Tranche B-1 Term Lender shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or payment described in the preceding clause (A). If, on or prior to the date that is second anniversary following the Closing Date, any Tranche B-2 Term Lender is a Non-Consenting Lender and is replaced pursuant to Section 10.13 in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Tranche B-2 Term Lender shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or payment described in the preceding clause (B) or (C).

(b) Mandatory.

(i) Debt Issuance. Within five Business Days of the receipt by any Loan Party or any Restricted Subsidiary of any Loan Party of the Net Cash Proceeds of any Debt Issuance or the issuance of any Indebtedness pursuant to Section 7.02(r), the Term Borrower shall offer to prepay the Term Loans in accordance with clause (v) below in an aggregate amount equal to 100% of such Net Cash Proceeds.

(ii) Dispositions and Involuntary Dispositions. The Term Borrower shall offer to prepay the Term Loans in accordance with clause (v) below in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Restricted Subsidiary of any Loan Party from all Dispositions (other than any Disposition permitted by Section 7.05(a), (b), (c), (d), (e), (f), (j), (l), (m) or (n)) and Involuntary Dispositions within five Business Days of the date of receipt of such Net Cash Proceeds in connection with such Disposition or Involuntary Disposition; provided, however, that the Term Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Other First Lien Secured Debt to the extent any applicable credit agreement, indenture or other agreement governing such Other First Lien Secured Debt so requires, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Other First Lien Secured Debt and the denominator of which is the sum of the outstanding principal amount of such Other First Lien Secured Debt and the outstanding principal amount of the Term Loans (provided that if the Borrower makes an offer to the holders of such Other First Lien Secured Debt to prepay or repurchase such Other First Lien Secured Debt in an amount permitted under this Section 2.05(b)(ii), to the extent that such offer is declined by the holders of such Other First Lien Secured Debt, the Borrower shall be required to prepay the Term Loans in an amount equal to the amount declined by such holders as if such declined amount were Net Cash Proceeds received on the final date by which such declining holders were required to give notice of their declined amount); provided, further, that so long as no Default shall have occurred and be continuing, the Term Borrower shall not be required to offer to prepay the Term Loans with such Net Cash Proceeds, (A) until the aggregate amount of the Net Cash Proceeds derived from any such Disposition or Involuntary Disposition in any fiscal year of the Parent is equal to or greater than $25,000,000 and (B) at the election of the Term Borrower (as notified by the Term Borrower to the Administrative Agent on or prior to the date on which a notice of prepayment shall be required to be delivered to the Administrative Agent pursuant to clause (v) below), to the extent such Loan Party or such Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in operating assets (other than current assets) within 365 days after the receipt of such Net Cash Proceeds (or, if such Loan Party or Restricted Subsidiary shall have entered into a legally binding commitment within such 365-day period to so apply such Net Cash Proceeds, within 180 days following such 365-day period); provided that if such Net Cash Proceeds shall have not been so reinvested within the applicable period, the Term Borrower shall immediately offer to prepay the Term Loans in an aggregate amount equal to such Net Cash Proceeds. Notwithstanding the foregoing, if the Term Borrower reasonably determines (as certified by a Responsible Officer of the Term Borrower describing in reasonable detail the applicable limitations) that any amounts attributable to Foreign Loan Parties and Foreign Subsidiaries that are required to be prepaid pursuant to this Section 2.05(b)(ii) would result in material adverse tax consequences or violate local law in respect of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), then the Borrowers and their Restricted Subsidiaries shall not be required to prepay such amounts as required under this Section 2.05(b)(ii) until such material tax consequences or local law violation no longer exists (any such limitation, a “Repatriation Limitation”); provided that the Borrowers and their Restricted Subsidiaries shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without violating local law or incurring material adverse tax consequences.

(iii) Excess Cash Flow. Within 10 Business Days after financial statements have been (or, if earlier, were required to be) delivered for each fiscal year of the Parent commencing with the fiscal year ended December 31, 2015, pursuant to Section 6.01(a) and the related Compliance Certificate has been (or, if earlier, was to be required to be) delivered pursuant to Section 6.02(b), if the Consolidated Total Leverage Ratio of the last day of the fiscal year covered by such financial statements is greater than or equal to than 3.25:1.00, the Term Borrower shall cause to be prepaid an aggregate principal amount of the Term Loans equal to (A) 50% of the Excess Cash Flow, if any, for the fiscal year (in respect of the fiscal year ended December 31, 2015 for the period from the Closing Date to December 31, 2015) covered by such financial statements minus (B) the sum of (I) all voluntary prepayments of the Initial Term Loans during such fiscal year and (II) all voluntary prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent the Revolving Credit Commitments were permanently reduced by the amount of such payments, but only, in each case of the immediately preceding clauses (I) and (II), to the extent such prepayments were not funded with the proceeds of Indebtedness.

(iv) Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Credit Commitments at such time, the Revolving Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(v) Application of Prepayments. (A) Each prepayment of Term Loans pursuant to the provisions of Sections 2.05(b)(i), 2.05(b)(ii) and 2.05(b)(iii) shall be applied ratably to each Class of Term Loans then outstanding; provided, that any prepayment of Initial Tranche B-1 Term Loans made within one year prior to the Maturity Date thereof with the Net Cash Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to any such Initial Tranche B-1 Term Loans then outstanding, and (B) with respect to each Class of Term Loans, such prepayment shall be applied to the principal repayment installments thereof in such order as the Term Borrower may elect. Subject to Section 2.16, all prepayments under this Section 2.05(b) shall be paid to the Lenders in accordance with their respective Applicable Percentages. Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Eurocurrency Rate Loans in such order as the applicable Borrower may elect. All prepayments under this Section 2.05(b) shall be subject to Section 3.05 and all prepayments under Section 2.05(b)(i) shall be subject to Section 2.05(a)(iii), but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment

(vi) Acceptance of Offer to Prepay. The Term Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (i), (ii) or (iii) of this Section 2.05(b) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Term Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Term Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (i), (ii) or (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Term Borrower no later than 4:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining thereafter shall be retained by the Term Borrower.

(vii) AHYDO Catch-Up Mandatory Prepayments. On each Interest Payment Date commencing with the first Interest Payment Date following the fifth (5th) anniversary of the Closing Date, if the aggregate amount that would be includible in gross income of the Lenders with respect to a Loan of the U.S. Borrower for periods ending on or before such Interest Payment Date (within the meaning of Section 163(i) of the Code) (the “Aggregate Accrual”) would otherwise exceed the sum of (A) the aggregate amount of interest to be paid (within the meaning of Section 163(i) of the Code) under a Loan on or before such Interest Payment Date, and (B) the product of

(I) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the Loan and (II) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the Loans (such sum, the “Maximum Accrual”), then the U.S. Borrower shall prepay to the Lenders in cash on such Interest Payment Date a portion of the outstanding principal equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual, and the amount of such payment shall be treated for U.S. federal income tax purposes as an amount of interest to be paid (within the meaning of Section 163(i)(2)(B)(i) of the Code) under the Loan. This provision is intended to prevent any Loan from being classified as an “applicable high yield discount obligation”, as defined in Section 163(i) of the Code, and shall be interpreted consistently therewith. Payments made pursuant to this Section 2.05(b)(vii) shall be defined as the “AHYDO Catch-Up Mandatory Payments”.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Parent may, upon notice to the Administrative Agent, terminate the unused Commitments of any Class, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the unused Commitments of any Class, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Parent shall not terminate or reduce (A) the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b) Mandatory. The Initial Term Commitments shall be automatically and permanently reduced to zero on the Closing Date (upon funding of the Initial Term Loans). The Revolving Credit Commitments shall automatically and permanently terminate on the Maturity Date applicable thereto.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender under such Class shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees accrued until the effective date of any termination of any Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term Loans.

(i) The Term Borrower shall repay to the Tranche B-1 Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Tranche B-1 Term Loans outstanding on the Closing Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date for the Initial Tranche B-1 Term Loans, the aggregate principal amount of all Initial Tranche B-1 Term Loans outstanding on such date, in each case, unless accelerated sooner pursuant to Section 8.02.

(ii) The Term Borrower shall repay to the Tranche B-2 Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Tranche B-2 Term Loans outstanding on the Closing Date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date for the Initial Tranche B-2 Term Loans, the aggregate principal amount of all Initial Tranche B-2 Term Loans outstanding on such date, in each case, unless accelerated sooner pursuant to Section 8.02.

(iii) In the event that any Refinancing Term Loans or Extended Term Loans are made, such Refinancing Term Loans or Extended Term Loans shall be repaid by the Term Borrower in the amounts and in the dates set forth in the Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(iv) If any principal repayment installment to be made by the Term Borrower (other than principal repayment installments on Eurocurrency Rate Loans) shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be and if any principal repayment installment to be made by the Term Borrower on a Eurocurrency Rate Loan shall come due on a day other than a Business Day, such principal repayment installment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such principal repayment installment into another calendar month, in which event such principal repayment installment shall be due on the immediately preceding Business Day.

(b) Revolving Credit Loans. The Revolving Borrowers shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date. In the event that any Other Revolving Credit Loans or Extended Revolving Credit Loans are made, such Other Revolving Credit Loans or Extended Revolving Credit Loans shall be repaid in the amounts and in the dates, if any, set forth in the Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(c) Swing Line Loans. At any time an Autoborrow Agreement is in effect, the Swing Line Loans shall be repaid in accordance with the terms of the Autoborrow Agreement. At any time an Autoborrow Agreement is not in effect, the Revolving Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date 15 Business Days after such Loan is made and (ii) the Maturity Date of the Revolving Facility.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Facility or, if an Autoborrow Agreement is in effect, at a rate per annum provided by the Swing Line Lender.

(b)

(i) If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise and an Event of Default under Section 8.01(a) has occurred and is continuing as a result of such failure to pay, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise and an Event of Default under Section 8.01(a) has occurred and is continuing as a result of such failure to pay, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Revolving Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate for Commitment Fees times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Credit Commitments.

(b) Other Fees.

(i) The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) Consent and Amendment Fees. If (i) any fees are paid to Lenders with respect to MFN Debt in connection with any amendment, consent, waiver or modification of the terms hereunder or otherwise, (ii) such fees are not included in the definition of Effective Yield, and (iii) the Aggregate Effective Yield Increase including the fees described in clause (i) above

(amortized over the shorter of (a) the original stated life of the Initial Tranche B-1 Term Loans and (b) the four years following the date of the incurrence of MFN Debt) exceeds 50 basis points, then the Term Borrower shall pay to the Administrative Agent for the pro rata account of each Lender under the Initial Tranche B-2 Term Loans, on the date any such fees are paid to Lenders under the MFN Debt, a fee (calculated as a percentage of the principal amount outstanding of the Loans held by the respective Lenders) such that the aggregate amount of increases in the Effective Yield of the Initial Tranche B-2 Term Loans pursuant to the first proviso of the definition of “Applicable Rate” plus all fees paid in respect of the Initial Tranche B-2 Term Loans pursuant to this Section 2.09(c) shall equal (x) the Aggregate Effective Yield Increase minus (y) 50 basis points.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and Eurocurrency Rate Loans denominated in Canadian Dollars shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Parent or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) Notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made free and clear of, and without condition or deduction for, any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent, in the case of payments in an Alternative Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) or as otherwise specifically provided for herein, if any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by any Borrower, the interest rate applicable to Base Rate Loans or in the case of Alternative Currencies, in accordance with market practice, in each case, as applicable. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swing Line Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and Section 2.03(h) and (i) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Credit Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by any Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by any Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.

(g) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) in respect of the Facilities to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(1) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(2) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Increase in Commitments.

(a) Request for Increase. Provided there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Appropriate Lenders), the Borrowers may from time to time after completion of the primary syndication for the Initial Term Loans and the Revolving Facility (as determined by the Arrangers) request one or more increases in the Aggregate Revolving Credit Commitments (a “Revolving Commitment Increase”, and any such incremental Revolving Credit Commitment, an “Incremental Commitment”); provided that (i) the aggregate amount of all such Incremental Commitments shall not exceed $100,000,000, (ii) any such request for an increase shall be in a minimum amount of $50,000,000 and (iii) the Borrowers may make a maximum of two such requests. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Appropriate Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Appropriate Lenders).

(b) Lender Elections to Increase. Each Appropriate Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide a portion of the Incremental Commitments and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Incremental Commitments. Any Appropriate Lender not responding within such time period shall be deemed to have declined to provide a portion of the Incremental Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Appropriate Lender of the Appropriate Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Incremental Commitment, and subject to the approval of the Administrative Agent, the L/C Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If any Revolving Credit Commitments are increased, in accordance with this Section 2.14, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation thereof. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Required Terms. The terms, provisions and documentation of the Incremental Commitments and Incremental Loans shall be identical to the terms and provisions of the Revolving Credit Commitments and the Revolving Credit Loans; provided that the upfront fees or similar fees applicable to any Incremental Commitments shall be as determined by the Borrowers and the applicable Incremental Lenders.

(f) Conditions to Effectiveness of Increase. As a condition precedent to the Increase Effective Date, (i) before and after giving effect to such Incremental Commitments, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) at the time of and after giving effect on a Pro Forma Basis to such Incremental Commitments and any borrowings made on the Increase Effective Date, the Parent is in compliance with all covenants set forth in Section 7.11 as of the end of the most recent Measurement Period for which financial statements of the Parent are available and (C) no Default has occurred and is continuing and (ii) the Parent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Appropriate Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Commitments, and (B) certifying as to the satisfaction of the conditions set forth in clause (i). In connection with any Incremental Commitment, the Revolving Borrowers shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section 2.14 and the Revolving Borrowers may use advances from the Revolving Lenders having new or increased commitments for such prepayment.

(g) Incremental Joinder. Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Joinder”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Joinder may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.14 and that do not adversely affect the Lenders subject thereto. No Lender shall be obligated to provide any Incremental Commitment, unless it so agrees.

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.15 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C Issuer (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Revolving Borrowers shall, in each case, within two Business Days Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or the Swing Line Lender, the Revolving Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) provided by the Borrowers shall be maintained in blocked deposit accounts at Bank of America. All Cash Collateral (other than credit support not constituting funds subject to deposit) provided by a Defaulting Lender shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, each Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.06, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (B) the Person providing Cash Collateral and the L/C Issuers or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitments of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrowers may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class of Loans (or unused Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.17 or otherwise,

(i) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (iii) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments,

(ii) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Other Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (including, for this purpose, Other Revolving Credit Commitments and Extended Revolving Commitments),

(iii) the permanent repayment of Other Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments (including, for this purpose, all Other Revolving Credit Commitments and Extended Revolving Credit Commitments), except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class,

(iv) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans and no Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness, unless it so agrees.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Lenders party to such Refinancing Amendment, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions, officers’ certificates and other deliverables consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to such Lenders and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Lenders party to such Refinancing Amendment in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is (i) not less than $50,000,000 and (ii) an integral multiple of $5,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.17, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.17 shall supersede any provision in Section 2.13 or 10.01 to the contrary.

2.18 Extension of Loans and Commitments

(a) The Applicable Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Commitments and/or Loans that will be subject to the Extension (which shall be in minimum increments of $5,000,000 and a minimum amount of $50,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten Business Days nor more than 60 days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Commitments and/or Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Applicable Borrower. No Lender shall be obligated to participate in any Extension Offer unless it so agrees. If the aggregate principal amount of Commitments or Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments or Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Commitments or Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article V and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (iii) each L/C Issuer and the Swing Line Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period, (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section and (v) such other customary closing conditions as may be reasonably specified by the applicable extending Lenders.

(c) The terms of each Extension shall be determined by the Applicable Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that

(i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Latest Maturity Date applicable to the Revolving Facility or the Term Loans, as the case may be,

(ii) (A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the Weighted Average Life to Maturity of the Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Term Loans,

(iii) the Extended Revolving Credit Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Applicable Borrower and Guarantors with respect to the existing Revolving Credit Loans or Term Loans, as applicable,

(iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to Extended Term Loans shall be determined by the Applicable Borrower and the applicable extending Lenders, and

(v) (A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Line Loans, shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and

(vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d) In connection with any Extension, the Applicable Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Applicable Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Applicable Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Total Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section 2.18.

2.19 Designated Lenders. Each of the Administrative Agent, each L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of any Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided, further, that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Taxes from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deductions or withholding.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding Taxes, from any payment, then (A) the applicable Loan Party or the Administrative Agent, whichever is required by law, shall withhold or make such deductions as are determined, including based upon any information and documentation received pursuant to subsection (e) below, (B) the applicable Loan Party or the Administrative Agent, whichever is required by law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined, including based upon the information and documentation received pursuant to subsection (e) below and applicable Law, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by a Borrower. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above:

(A) Each Loan Party shall, and does hereby, jointly and severally, indemnify each Recipient and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(B) A certificate as to the amount of any such payment or liability, and the basis for calculation thereof delivered to any Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(C) Each of the Loan Parties shall also, and hereby jointly and severally agrees to, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand thereof, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below. Upon a Borrower’s written request, and provided that the applicable Lender or L/C Issuer is then a party to this Agreement, the Administrative Agent will use commercially reasonable efforts to set off and apply any and all amounts at any time owing to such Lender or L/C Issuer, as the case may be, under this Agreement or any other

Loan Document against any amount due to the Administrative Agent from such Lender or L/C Issuer under clause (ii) of this subsection; provided, however, that the Administrative Agent’s seeking of such set off shall not be a condition to the Administrative Agent’s indemnification under the immediately preceding sentence, and the Administrative Agent’s seeking of such set off, or its failure or delay in seeking such set off, shall not constitute a waiver of the Administrative Agent’s right to indemnification under the immediately preceding sentence. If the Applicable Borrower has paid an amount to the Administrative Agent pursuant to the first sentence of this clause (i)(C), any set off with respect to such amount shall be for the benefit of the Applicable Borrower.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within 10 days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect to, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by any Borrower, Lender or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the applicable Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower or Lender, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to such Borrower, Lender or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the applicable Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the applicable Borrower or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) Any L/C Issuer and any Lender that is a U.S. Person shall deliver to the U.S. Borrower and the Administrative Agent, on or before the date on which such L/C Issuer or such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), two executed copies of IRS Form W-9, or any subsequent versions thereof or successors thereto, certifying that such L/C Issuer or Lender is exempt from U.S. federal backup withholding tax;

(B) each Foreign Lender shall deliver to the U.S. Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, or any subsequent versions thereof or successors thereto, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, or any subsequent versions thereof or successors thereto, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such treaty,

(2) two executed copies of IRS Form W-8ECI, or any subsequent versions thereof or successors thereto,

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, or any subsequent versions thereof or successors thereto, or

(4) to the extent a Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any such Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such numbers as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) If a payment made to a Lender or an L/C Issuer hereunder or under any Loan Document would be subject to United States Federal withholding Tax imposed by FATCA if such Lender or such L/C Issuer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such L/C Issuer shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers and the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or such L/C Issuer has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each L/C Issuer and each Lender agree that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Administrative Agent, Lender or L/C Issuer be required to pay any amounts to the Borrowers pursuant to this subsection the payment of which would place the Administrative Agent, such Lender, or such L/C Issuer, as the case may be, in a less favorable net after-Tax position than such Administrative Agent, Lender, or L/C Issuer would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person.

(g) Survival of Section 3.01. Each party’s obligations in this Section 3.01 shall survive the resignation and/or the replacement of the Administrative Agent, and any assignment of its rights by, or the replacement of a Lender or an L/C Issuer, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, whether denominated in Dollars or an Alternative Currency, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or an Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b) If, in any applicable jurisdiction, the Administrative Agent, any L/C Issuer or any applicable Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C Issuer or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Parent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Parent or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (ii) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Revolving Credit Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing in Dollars of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii) subject any Lender or any L/C Issuer to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurocurrency Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by such Borrower;

(c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 10.13; or

(d) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount or indemnity payment to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrowers, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount or indemnity payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case such Lender is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed as promptly as practicable by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;

(ii) (A) a Revolving Note executed by each Revolving Borrower in favor of each Revolving Lender requesting a Note no later than three Business Days prior to the Closing Date, (B) a Term Note evidencing applicable Initial Tranche B-1 Term Loans executed by the Term Borrower in favor of each Tranche B-1 Term Lender requesting a Note no later than three Business Days prior to the Closing Date and (C) a Term Note evidencing applicable Initial Tranche B-2 Term Loans executed by the Term Borrower in favor of each Tranche B-2 Term Lender requesting a Note no later than three Business Days prior to the Closing Date;

(iii) the U.S. Pledge and Security Agreement, dated as of the Closing Date (as modified, supplemented or amended from time to time, the “U.S. Security Agreement”), or a supplement thereto, substantially in the form attached thereto, as applicable, duly executed by each Loan Party;

(iv) subject to the Foreign Security Principles, a pledge or security agreement, duly executed by such Foreign Loan Party, governed by the laws of the jurisdiction in which such Foreign Loan Party is organized (any such non-U.S. law governed security agreement, as modified or supplemented from time to time, a “Foreign Security Agreement”) or in the case of any Loan Party organized in Canada by the laws of the jurisdiction where the pledged assets are located (as applicable) or as otherwise agreed by local counsel pursuant to which the Collateral of any such Foreign Loan Party shall have been pledged to secure the Obligations; provided that each Foreign Security Agreement shall be prepared by local counsel reasonably satisfactory to the Administrative Agent and shall conform as nearly as possible (as to the obligations guaranteed and rights intended to be granted thereunder) to the U.S. Security Agreement, taking into account such variations as shall be necessary or desirable under applicable local Law as reasonably determined by the Administrative Agent;

(v) subject to the Foreign Security Principles, such documentation and evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreements as the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby including, without limitation:

(A) any certificates representing the Equity Interests pledged pursuant to the Security Agreements accompanied by undated stock powers executed in blank and any instruments evidencing Indebtedness owing to a Loan Party indorsed in blank or, with respect to the Luxembourg Borrower, a copy of the share register evidencing the registration of the pledge on its shares (in each case, to the extent required to be delivered to the Administrative Agent under the Security Agreements);

(B) properly completed financing statements in form appropriate for filing under the Uniform Commercial Code or in other appropriate filing offices of each jurisdiction that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreements;

(C) PPSA financing statements filed under the PPSA of each jurisdiction or other appropriate filing offices that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreements;

(D) results from Lien searches performed on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clauses (B) and (C) above that name any Loan Party as debtor, together with copies of such other financing statements;

(E) account control agreements referred to in the Security Agreements and duly executed by the appropriate parties;

(F) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreements have been taken (including receipt of duly executed payoff letters, UCC-3 termination statements and PPSA discharges); and

(G) in respect of the Luxembourg Borrower, a copy of a duly executed notice of pledge to be sent by the Luxembourg Borrower to the account bank;

(vi) an intellectual property security agreement (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.12, the “Intellectual Property Security Agreement”), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken;

(vii) all Mortgaged Property Support Documents with respect to each Mortgaged Property, duly executed by each applicable Loan Party;

(viii) completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property located in the United States (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto);

(ix) a certificate of a Responsible Officer of each Loan Party, dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall, to the extent available and customary, be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party and an incumbency (including specimen signatures) of the Responsible Officers of each Loan Party;

(x) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (where applicable) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(xi) (A) a favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, New York and Delaware counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, (B) a favorable opinion of McDermott Will and Emery LLP, California counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, (C) a favorable opinion of Appleby (Bermuda) Limited, Bermuda counsel to the Parent, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Parent and the Loan Documents as the Administrative Agent may reasonably request, (D) a favorable opinion of Stibbe Avocats Luxembourg,

Luxembourg counsel to the Luxembourg Borrower, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Luxembourg Borrower and the Loan Documents as the Administrative Agent may reasonably request, (E) a favorable opinion of Bennett Jones LLP, Canadian counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request and (F) in accordance with the Foreign Security Principles, such other opinions of local counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, for such jurisdictions, and as to matters concerning the Loan Parties and the Loan Documents, as the Administrative Agent may reasonably request;

(xii) a certificate signed by a Responsible Officer of Parent certifying that the conditions specified in Sections 4.01(e), (f), and (g) have been satisfied;

(xiii) a certificate attesting to the solvency of Parent and its Subsidiaries, taken as a whole, before and after giving effect to the Transactions, from its chief financial officer, in substantially the form of Exhibit G hereto;

(xiv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; and

(xv) evidence that the Existing C&J Credit Agreement, the Intercompany Notes and all related loan documents have been, or concurrently with the Closing Date are being, terminated, all Indebtedness and other amounts outstanding under the Existing C&J Credit Agreement and the Intercompany Notes have been, or concurrently with the Closing Date are being, repaid (other than the Existing Letters of Credit and contingent indemnification obligations that survive the termination of the Existing C&J Credit Agreement), and all Liens held by or on behalf of Existing C&J Credit Agreement Secured Parties have been, or concurrently with the Closing Date are being, released.

(b) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been, or concurrently with the Closing Date are being, paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been, or concurrently with the Closing Date are being, paid.

(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented fees, charges and disbursements of Latham & Watkins LLP and Baker Botts L.L.P., counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), and a single local counsel to the Administrative Agent in each applicable jurisdiction, in each case in accordance with Section 10.04(a) and solely to the extent invoiced no later than two Business Days prior to the Closing Date.

(d) The Administrative Agent shall have received (i) the Audited C&J Financial Statements together with an opinion of an independent certified public accountant of nationally recognized standing, (ii) the Audited Red Lion Financial Statements, together with an opinion of an independent certified public accountant of nationally recognized standing, (iii) the Quarterly Financial Statements, certified by the chief financial officer or treasurer of C&J or Nabors, as applicable, and (iv) an unaudited pro forma combined balance sheet and related pro forma combined statement of operations of the Parent and its Restricted Subsidiaries, certified by the chief financial officer or treasurer of Parent and based on the financial statements referred to in clauses (i), (ii) and (iii) above as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ending December 31, 2014, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements); provided that (A) the conditions set forth in clauses (i), (ii) and (iii) above shall be deemed satisfied to the extent such financial statements have been publicly filed with the SEC and (B) no pro forma financial statements described in clause (iv) above shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(e) The Specified Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided that, (i) to the extent that any such Specified Merger Agreement Representation or Specified Representation expressly relates to a given date or period, such Specified Merger Agreement Representation or Specified Representation shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (ii) to the extent any Specified Merger Agreement Representation or Specified Representation is qualified by materiality, such Specified Merger Agreement Representation or Specified Representation shall be true and correct in all respects.

(f) Since December 31, 2013, there shall not have been any event, occurrence, state of facts, circumstance, condition, effect or change that has had, or would be reasonably likely to have, individually or in the aggregate, a Red Lion Material Adverse Effect.

(g) The Separation and the Merger shall have been consummated, or substantially simultaneously with the initial Credit Extension shall be consummated, in accordance with the terms of the Separation Agreement and the Merger Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are materially adverse to the Lenders or the Arrangers and not consented to by the Arrangers.

(h) On the Closing Date, after giving effect to the Transactions, neither the Parent nor any of its Restricted Subsidiaries shall have any Indebtedness for borrowed money other than (i) the Obligations, and (ii) other Indebtedness permitted to be incurred or outstanding under Section 7.02 (other than Section 7.02(g), (h) or (r)).

(i) The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information concerning the Parent and each of its Subsidiaries as has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by any Lender and as it reasonably determines is required by regulatory authorities under applicable “know your customer”, anti-money laundering, rules and regulations, including, without limitation, the PATRIOT Act.

(j) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(k) In relation to the Luxembourg Borrower:

(i) an excerpt issued by the Luxembourg Register of Commerce and Companies dated no earlier than one (1) Business Day prior to the date of this Agreement (Extrait du Registre de Commerce et des Sociétés);

(ii) a copy of a certificate of non-inscription of a judicial decision, issued by the Luxembourg Register of Commerce and Companies dated no earlier than one (1) Business Day prior to the date of this Agreement (Certificat de non-inscription d’une décision judiciaire);

(iii) a certificate of an authorised signatory of the Luxembourg Borrower certifying that the Luxembourg Borrower is not subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), or similar proceedings; and no application, petition, order or resolution has been made, or taken by the Luxembourg Borrower or, to the best of its knowledge, by any other person for the appointment of a commissaire, curateur, liquidateur or similar officer for its administration, winding-up or similar proceedings;

(iv) a certificate of an authorised signatory of the Luxembourg Borrower certifying that the Luxembourg Borrower is in compliance with the provisions of the Luxembourg Law dated 31 May 1999 governing the domiciliation of companies;

(v) a copy of a resolution of the board of managers of the Luxembourg Borrower: (a) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; (b) authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf and (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Loan Documents to which it is a party;

(vi) a specimen of the signature of each person authorised by the resolution referred to in paragraph (v) above in relation to the Loan Documents and related documents;

(vii) a certificate of an authorised signatory of the Luxembourg Borrower confirming that borrowing or guaranteeing or securing, as appropriate, under the Loan Documents to which it is a party would not cause any borrowing, guarantee, security or similar limit binding to be exceeded; and

(viii) a certificate of an authorised signatory of the Luxembourg Borrower certifying that each copy document relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

Without limiting the generality of the provisions of Section 9.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything in Section 4.01(a) to the contrary, to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date after use of commercially reasonable efforts by the Parent and its Subsidiaries to do so or without undue burden or expense (other than, to the extent required under this Agreement, (A) creation and perfection of a Lien on Collateral that may be perfected solely by the filing of a financing statement under the UCC, the PPSA (or similar provisions of foreign law) or filings with the United States Patent and Trademark Office or United States Copyright Office or Canadian Intellectual Property Office and (B) a pledge of certificated Equity Interests owned by any Loan Party, along with stock (or similar) powers endorsed in blank with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock (or similar) certificate), then the provision of any such Lien search and/or the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability or initial Credit Extension on the Closing Date but may instead be delivered and perfected within 90 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion). The failure of any Loan Party to satisfy the conditions set forth in this paragraph on or prior to the date that is 90 days after the Closing Date (or such later date or time as the Administrative Agent may agree in its reasonable discretion) shall constitute an Event of Default hereunder.

4.02 Conditions to Subsequent Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a), 5.05(b) and 5.05(c) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and 6.01(b), respectively, and to the financial condition and results of operations of the Parent and its Restricted Subsidiaries.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.

(d) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party (a) have been duly authorized by all necessary corporate or other organizational action; (b) do not contravene the terms of any of such Person’s Organization Documents; (c) do not conflict with or result in any breach or contravention of, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (d) do not violate any Law; and (e) do not result in the creation of any Lien on any property of Parent or any Restricted Subsidiary except Liens created under the Loan Documents.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings which (i) have been duly obtained, taken, given or made and are in full force and effect or (ii) are being filed obtained, taken, given or made in connection with the Loan Documents. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Restricted Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principals of equity (whether determined at law or in equity).

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited C&J Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of C&J and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of C&J and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) The Audited Red Lion Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the consolidated financial condition of the Red Lion Business as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Red Lion Business as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(c) The Quarterly Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of C&J and its Restricted Subsidiaries or the Red Lion Business, as applicable, as of the date thereof and their or its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(d) Since the date of the most recent balance sheet included in the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) The unaudited pro forma combined balance sheet and related pro forma combined statement of operations of the Parent and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date and delivered pursuant to Section 4.01 fairly present in all material respects the combined pro forma financial condition of the Parent and its Subsidiaries as of such date and the combined pro forma results of operations of the Parent and its Subsidiaries for such period, all in accordance with GAAP (it being understood that such financial statements do not include any adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).

(f) The consolidated forecasted balance sheet, statements of income and cash flows of Parent and its Restricted Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Parent’s best estimate of its future financial condition and performance, recognizing that there are industry-wide risks normally associated with the types of business conducted by Parent and its Restricted Subsidiaries and that Parent does not warrant that such forecasts and estimates will ultimately prove to have been accurate in any respect (material or immaterial).

5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect (i) this Agreement, (ii) any other Loan Document or (iii) the consummation of the Transactions, in the case of this clause (a)(iii) in any material respect, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Neither any Loan Party nor any Restricted Subsidiary has entered into or permits to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that violates Section 7.09 hereof.

5.08 Ownership of Property; Liens; Investments. Each Loan Party and each of its Restricted Subsidiaries has good and indefeasible title in fee simple to, or valid leasehold interests in, all of their respective property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in writing to the Administrative Agent, no “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) exists on any real property covered by a Collateral Document.

5.09 Environmental Compliance.

(a) There are no Environmental Liabilities applicable to the Loan Parties, their respective Restricted Subsidiaries or their respective businesses, operations or properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Hazardous Materials have been Released or are otherwise present on any property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries. Neither any Loan Party nor any of its Restricted Subsidiaries is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except for any investigations, assessments or remedial or response actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the actual knowledge of the Loan Parties, none of the respective properties currently owned or leased by any Loan Party or any of its Restricted Subsidiaries is adjacent to any property listed or proposed for listing on the NPL or any analogous state list, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries have been used, handled, stored or disposed of in accordance with the requirements of all Environmental Laws.

(c) Except (i) as in accordance in all material respects with the requirements of all Environmental Laws or (ii) as could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect, there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries. Except as could not, individually or the in aggregate, reasonably be expected to cause a Material Adverse Effect, there is no asbestos or asbestos-containing material requiring abatement or removal on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries.

(d) Except as could not, individually or the in aggregate, reasonably be expected to cause a Material Adverse Effect, the Loan Parties and each of their Restricted Subsidiaries (i) are and have been in compliance with all applicable Environmental Laws, (ii) have obtained all Environmental Permits necessary for the ownership and operation of its properties and assets and the conduct of its business and (iii) have been and are in compliance with all terms and conditions of such Environmental Permits.

(e) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of the Loan Parties threatened, written claims against any Loan Party or any of its Restricted Subsidiaries under any Environmental Law including any such claims alleging potential liability or responsibility for violation of any Environmental Law and no Loan Party nor any Restricted Subsidiary has received written notice of any non-compliance or alleged non-compliance with applicable Environmental Laws or Environmental Permits.

5.10 Insurance. The properties of the Parent and its Restricted Subsidiaries are insured with financially sound insurance companies, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Restricted Subsidiary operates. The Parent and its Restricted Subsidiaries have obtained and provided evidence to the Administrative Agent of all flood insurance required to be obtained under Section 6.07.

5.11 Taxes. The Parent and its Restricted Subsidiaries have filed all material Tax returns and reports required to be filed, and have paid all material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment in writing against the Parent or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any Tax sharing agreement with any Person other than another Loan Party or any Restricted Subsidiary thereof.

5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income Tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Parent, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Parent nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Parent nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Parent nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i) all employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, deducted or remitted or, if applicable, accrued, in accordance with normal accounting practices;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any Foreign Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Restricted Subsidiaries and all Unrestricted Subsidiaries as of the Closing Date.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of Parent, any Person Controlling Parent, any other Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, recognizing that there are industry-wide risks normally associated with the types of business conducted by Parent and its Subsidiaries, and the Borrowers do not warrant that such projections and estimates will ultimately prove to have been accurate.

5.16 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) the Parent and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person and (ii) to the best knowledge of the Parent, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any of its Restricted Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Parent, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. The Parent is, together with its Subsidiaries on a consolidated basis, Solvent.

5.19 Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of Parent or any of its Restricted Subsidiaries as of the Closing Date and neither Parent nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.21 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings and other actions completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect such Liens.

5.22 Sanctions; Anti-Corruption Laws. No Loan Party, nor any Subsidiary, nor any director, officer, employee, or affiliate thereof, nor, to the knowledge of the Loan Parties, any agent or representative thereof, is an individual or entity that is, or is 50% or greater owned by any individual or entity that is (i) currently the subject or target of any applicable Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or any similar list enforced by any other relevant Sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption and Foreign Public Officials Act (Canada) and other similar anti-corruption legislation in other jurisdictions that is applicable to the Loan Parties and their Subsidiaries and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.23 Foreign Loan Parties. With respect to each Foreign Loan Party:

(a) Such Foreign Loan Party is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Loan Party, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Loan Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents.

(b) The Applicable Foreign Loan Party Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party is organized and existing or that any registration charge or stamp or similar Tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced and (ii) any charge or Tax as has been timely paid.

(c) There is no Tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Foreign Loan Party pursuant to the Applicable Foreign Loan Party Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

5.24 Use of Proceeds. All proceeds of Loans shall have been used by the Loan Parties and Subsidiaries thereof solely for the purposes permitted under Sections 6.11 and 6.16 of the Agreement.

5.25 Centre of Main Interests and Establishment. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “1346 Regulation”), the Luxembourg Borrowers’ centre of main interest (as that term is used in Article 3(1) of the 1346 Regulation) is situated in Luxembourg and it has no “establishment” (as that term is used in Article 2(h) of the 1346 Regulation) in any other jurisdiction.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries (and in case of the covenants in Section 6.04(a), all Subsidiaries of Parent) to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (or, if earlier, 15 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC)), commencing with the fiscal year ending December 31, 2015, (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except with respect to, or resulting from, an upcoming Maturity Date, shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except that such report and opinion delivered in the fiscal year ending immediately prior to a Maturity Date may contain a qualification only a result of the upcoming maturity of the applicable Loans) and (ii) to the extent there are any Unrestricted Subsidiaries as of the end of such fiscal year, a Reconciliation with respect to each of the financial statements described in the foregoing clause (i);

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended March 31, 2015), (i) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) to the extent there are any Unrestricted Subsidiaries as of the end of such fiscal quarter, a Reconciliation with respect to each of the financial statements described in the foregoing clause (i); and

(c) as soon as available, but in any event within 45 days after the end of each fiscal year of Parent, an annual business plan and budget of the Parent and its Restricted Subsidiaries on a consolidated basis, including financial forecasts prepared by management of the Parent, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Restricted Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date for the Initial Term Loans occurs).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Parent shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Restricted Subsidiaries, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement, in each case, evidencing Indebtedness in excess of $25,000,000 and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each written notice or other written correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof;

(g) not later than five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of all default notices, requests and other documents (including amendments, waivers and other modifications) received under or pursuant to any instrument, indenture, loan or credit or similar agreement, in each case, evidencing Indebtedness in excess of $25,000,000 and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(h) concurrently with the designation of any Subsidiary as an Immaterial Subsidiary, a duly completed certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) setting forth the consolidating financial information of such Immaterial Subsidiary and certifying that such consolidating financial information fairly presents in all material respects the consolidated financial condition of such Subsidiary; and

(i) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Parent shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Parent hereby acknowledges that (1) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent hereunder (collectively, the “Parent Materials”) by posting Parent Materials on SyndTrak, IntraLinks or another similar electronic system (the “Platform”) and (2) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent hereby agrees that it will use commercially reasonable efforts to identify that portion of the Parent Materials that may be distributed to the Public Lenders and that (w) all such Parent Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Parent Materials “PUBLIC,” the Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Parent Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Parent Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Parent Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Parent Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including a Material Adverse Effect that has resulted, or could reasonably be expected to result, from: (i) a breach or non-performance of, or any default under, a Contractual Obligation of the Parent or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Parent or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent or any Restricted Subsidiary;

(c) of any of the following that could reasonably be expected to result in a Material Adverse Effect: (i) any notice of any action or proceeding against, or of any noncompliance by, any Loan Party or any of its Restricted Subsidiaries with respect to any Environmental Law and (ii) the commencement of, or any material development in, any litigation or proceeding affecting the Parent or any Restricted Subsidiary pursuant to any applicable Environmental Laws;

(d) of the occurrence of any ERISA Event; and

(e) of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof, including any determination by the Borrowers referred to in Section 2.10(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person; (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. (a) Maintain with financially sound insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance; and (b) if at any time any real property covered by a Collateral Document on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal

Emergency Management Agency (or any successor agency), (i) obtain flood insurance in such total amount as required by Regulation H of the FRB, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time and (ii) provide evidence in form and substance satisfactory to the Administrative Agent of such flood insurance to the Administrative Agent.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent or any Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent or any Restricted Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Parent and at such reasonable times during normal business hours, upon reasonable advance notice to the Parent; provided, however, if no Event of Default shall have occurred and be continuing, only one such visit, inspection, examination or discussion may be conducted per fiscal year at each facility (which visit, inspection, examination or discussion shall be coordinated by the Administrative Agent); provided further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing as often as may be reasonably desired at the expense of the Parent at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) under the Revolving Facility, (i) on the Closing Date, to fund a portion of the Transactions; provided, that not more than $350,000,000 of Revolving Credit Loans may be drawn on the Closing Date for such purposes and to fund any OID or upfront fees in connection with the Facilities payable pursuant to the market flex provisions of the Fee Letters and (ii) after the Closing Date, for general for general corporate purposes (including the consummation of any Permitted Acquisition) not in contravention of any Law or of any Loan Document and (b) under the Initial Term Loans, to fund a portion of the Transactions and for general corporate purposes (including the consummation of any Permitted Acquisition) not in contravention of any Law or of any Loan Document.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or any Immaterial Subsidiary) by any Loan Party (which, for the purpose of this paragraph, shall include any Subsidiary that ceases to be an Immaterial Subsidiary or an Excluded Subsidiary), then the Parent shall, at the Parent’s expense (and in each case subject to the Foreign Security Principles):

(i) within 30 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), (A) deliver documents and certificates of the type specified in clauses (ix) and (x) of Section 4.01(a) with respect to such Subsidiary and (B) cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 30 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iii) within 45 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(v)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties,

(iv) (A) within 45 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code and PPSA financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the personal properties purported to be subject to the Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and (B) within 60 days after such formation or acquisition (or such longer period as may be agreed by the Administrative

Agent in its sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the real properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, and leasehold deeds of trust delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(v) within 60 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (including applicable foreign counsel in accordance with the Foreign Security Principles) acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, and

(vi) within 90 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), deliver, upon the reasonable request of the Administrative Agent in its reasonable discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports prepared or customarily prepared in connection with such formations or acquisitions, each in scope, form and substance reasonably satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b) Upon the acquisition of any property constituting Collateral by any Loan Party, if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then Parent shall, at Parent’s expense:

(i) within 30 days after such acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent,

(ii) within 45 days after such acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), cause the applicable Loan Party to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) (A) within 45 days after such acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code and PPSA financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such personal property, enforceable against all third parties and (B) within 60 days after such acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), cause the applicable Loan Party to take whatever action (including the recording of mortgages) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such real property, enforceable against all third parties,

(iv) within 60 days after such acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, (A) fully paid title insurance with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent insuring mortgages delivered pursuant to clause (iii) above to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens acceptable to the Administrative Agent, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable and (B) a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (including applicable foreign counsel in accordance with the Foreign Security Principles) acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request, and

(v) within 90 days after any acquisition of real property (other any real property with a fair market value of less than $7,500,000) (or such longer period as may be agreed by the Administrative Agent in its sole discretion), deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports prepared or customarily prepared in connection with such acquisitions, each in scope, form and substance reasonably satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Parent shall, at the Parent’s expense:

(i) within 30 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent,

(ii) within 45 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), duly execute and deliver, and cause each Loan Party (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations under the Loan Documents and constituting Liens on all such properties,

(iii) (A) within 45 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), take, and cause each Loan Party to take, whatever action (including the filing of Uniform Commercial Code and PPSA financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the personal properties purported to be subject to the Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and (B) within 60 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), take, and cause each Loan Party of the Parent to take, whatever action (including the recording of mortgages) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the real properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

(iv) within 60 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (including any applicable foreign counsel) acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may request, and

(v) within 90 days after such request (or such longer period as may be agreed by the Administrative Agent in its sole discretion), deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by Loan Parties, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent; provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements.

(e) Upon the formation or acquisition of any new direct or indirect Subsidiary that is classified as a CFC or a CFC Holdco and is directly owned by the Parent or any other Loan Party (or any Subsidiary that is required to become a Loan Party hereunder), the Parent shall or such Loan Party shall, at the Parent’s sole expense within 30 days after such formation or acquisition (or such longer period as may be agreed by the Administrative Agent in its sole discretion), cause such new Subsidiary, and cause each direct and indirect parent of such new Subsidiary (if it has not already done so), to (i) duly execute and deliver to the Administrative Agent pledge agreements in form and substance reasonably satisfactory to the Administrative Agent pursuant to which 65% of the total voting power of the total outstanding Equity Interests of such new Subsidiary (and 100% of any non-voting Equity Interests of such new Subsidiary) shall be pledged to the Administrative Agent for the benefit of the Secured Parties, (ii) deliver a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (including any applicable foreign counsel) acceptable to the Administrative Agent as to the matters contained in clause (i) above and as to such other matters as the Administrative Agent may reasonably request and (iii) take whatever action (including with respect to any applicable foreign Laws) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on 65% of the total voting power of the total outstanding Equity Interests of such new Subsidiary (and 100% of any non-voting Equity Interests of such new Subsidiary). It is understood and agreed that this Section 6.12(e) shall not apply to (A) any new direct or indirect Subsidiary that is held directly or indirectly by a CFC or (B) any Immaterial Subsidiary.

(f) Notwithstanding the foregoing, (i) so long as no Event of Default exists, the Loan Parties shall not be required to provide a deed of trust, mortgage or the items listed in Section 6.12(a)(iii) and (iv)(B) or 6.12(b)(iii)(B) and (b)(v) with respect to any real property with a fair market value of less than $7,500,000, and (ii) if at any time all Immaterial Subsidiaries, taken as a whole, (A) contribute more than 5.0% of Consolidated EBITDA for the most recently completed Measurement Period for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) or (B) contribute more than 5.0% of Consolidated Total Assets as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), then the Parent shall designate additional Restricted Subsidiaries (excluding Excluded Subsidiaries) which shall no longer constitute “Immaterial Subsidiaries” for purposes of this Agreement to the extent necessary to cause such excess to be eliminated and, with respect to any Subsidiary that ceases to be an Immaterial Subsidiary as a result of such designation, the Parent shall take, and cause such Subsidiary to take, such action as is necessary to comply with the provisions of this Section 6.12.

(g) Following the request of the Administrative Agent made no earlier than five (5) Business Days prior to the C&J Joinder Date (provided that such request will not be required in the case of a C&J Joinder Date arising pursuant to clause (b) of the definition thereof), on the C&J Joinder Date, the Parent shall, or shall cause C&J and its Subsidiaries to, (i) with respect to any such Person (other than any Excluded Subsidiary or any Immaterial Subsidiary), take such actions and deliver such documents as are specified in clauses (i) through (vi) of Section 6.12(a) (with regard to the time periods for delivery specified therein to the extent they exceed the length of the period from the Closing Date to the C&J Joinder Date or such longer period as the Administrative Agent may agree in its sole discretion) and (ii) with respect to any such Person that is a CFC or a CFC Holdco and is directly owned by the Parent or any Loan Party (or any Subsidiary that is required to become a Loan Party hereunder), take such actions and deliver such documents as are specified in Section 6.12(e) (with regard to the time periods for delivery specified therein to the extent they exceed the period from the Closing Date to the C&J Joinder Date).

6.13 Compliance with Environmental Laws. Comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by applicable Environmental Laws; in each case, except as would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Parent nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.15 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Restricted Subsidiaries is entitled to make under such Material Contract, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.16 Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.17 Designation of Unrestricted Subsidiaries.The Board of Directors of the Parent may at any time designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that

(a) immediately before and after giving effect to such designation, no Default shall have occurred and be continuing;

(b) immediately before and after giving effect to such designation, the Borrower shall be in compliance with the covenants set forth in Section 7.11 on a Pro Forma Basis;

(c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary;

(d) if such designation is to make an Unrestricted Subsidiary a Restricted Subsidiary, such Subsidiary shall comply with the requirements set forth in Section 6.12 within the time periods set forth therein;

(e) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless:

(i) all of the Indebtedness of such Subsidiary and its Subsidiaries shall consist of Non-Recourse Debt;

(ii) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding, taken as a whole, are not materially less favorable to the Parent or such Restricted Subsidiary than those that could reasonably be expected to have been obtained at the time from Persons who are not Affiliates of the Parent, as determined in good faith by the Parent;

(iii) such Subsidiary is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (1) to subscribe for additional Equity Interests of such person or (2) to maintain or preserve the person’s financial condition or to cause the person to achieve any specified levels of operating results; and

(iv) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary, except for any pledge of the Equity Interests of such Unrestricted Subsidiary to secure Indebtedness of the Parent or any Restricted Subsidiary;

(f) the Parent shall deliver to the Administrative Agent at least five Business Days prior to such designation a certificate of a Responsible Officer of the Parent, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with the foregoing clauses (a) through (e) of this Section 6.17 and, certifying that such Subsidiary meets the requirements of an “Unrestricted Subsidiary”; and

(g) at least 10 days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer”, anti-money laundering requirements, anti-terrorist financing and Sanctions laws, rules and regulations, including the PATRIOT Act, with respect to such Subsidiary.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 7.02 or the Lien is not permitted under Section 7.01, the Parent shall be in default of the applicable covenant. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the Parent’s Investment therein; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of Investments of the Parent and its Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of Investments of the Parent and its Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to the Parent’s and its Subsidiaries’ equity ownership interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

6.18 Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent written notice of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence upon request.

6.19 Conduct of Business. From and after the Closing Date, each Loan Party shall, or shall cause its Subsidiaries to, engage in (a) only material businesses engaged in by such Loan Party or its Subsidiaries on the Closing Date and similar or related businesses and reasonable extensions thereof and (b) such other lines of business as may be reasonably consented to by the Administrative Agent.

6.20 Post-Closing Obligations. The Loan Parties and their Restricted Subsidiaries will execute and delivery the documents and complete the tasks set forth on Schedule 6.20, in each case within the time limits specified on such schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure Indebtedness for borrowed money and which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property (including minor defects and irregularities in title and similar encumbrances) which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.02(f) including such Liens outstanding on the Closing Date; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(j) Leases with respect to the assets or properties of the Parent or any Restricted Subsidiary, in each case entered into in the ordinary course of such Person’s business so long as such leases are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Parent or any Restricted Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of such Person;

(l) other Liens securing any obligations (including Indebtedness) outstanding in an aggregate principal amount not to exceed $50,000,000; provided that no such Lien shall secure obligations under Guarantees provided pursuant to Section 7.02(e);

(m) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Parent after the Closing Date as result of a Permitted Acquisition; provided that such Liens were not created in contemplation of such Person becoming a Subsidiary of the Parent and do not extend to any assets other than those of the Person becoming a Subsidiary of the Parent, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02(g);

(n) any interest or title of a lessor under any lease entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased, including Liens arising from precautionary UCC financing statements or similar or related filings in any jurisdiction made in respect of such leases;

(o) Liens on the assets of any Foreign Subsidiary that is not a Loan Party securing Indebtedness of such Foreign Subsidiary permitted under Section 7.02(k);

(p) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) consistent with those arising by operation of law consisting of customary and ordinary course rights of setoff upon deposits of cash in favor of banks or other depository institutions in the ordinary course of business;

(q) Liens on unearned premiums in respect of insurance policies securing insurance premium financing under Section 7.02(j);

(r) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage or such inventory or other goods in the ordinary course of business;

(s) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party;

(t) Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(u) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided that such encumbrance or restriction does not prohibit the granting of a Lien by a Loan Party on its interests in such capital stock pursuant to the Collateral Documents; and

(v) Liens on Collateral securing (i) Permitted Pari Passu Secured Refinancing Debt permitted under Section 7.02(r) on a pari passu basis with the Obligations, in each case so long as such Indebtedness is subject to a Permitted Pari Passu Intercreditor Agreement, or (ii) Permitted Junior Secured Refinancing Debt permitted under Section 7.02(r) on a second-lien or other junior lien basis, so long as such Indebtedness is subject to a Permitted Junior Intercreditor Agreement.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates, foreign exchange rates or commodity prices;

(b) Indebtedness among the Parent and its Restricted Subsidiaries, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Collateral” under the Security Agreement, (ii) in the case of Indebtedness owing by a Loan Party to a Restricted Subsidiary that is not a Loan Party, be subordinated to the Obligations pursuant to terms substantially the same as the subordination terms applicable to the Guarantors pursuant to the Guaranty and (iii) be otherwise permitted under the provisions of Section 7.03 other than Section 7.03(e), (k) or (m);

(c) Indebtedness under the Loan Documents;

(d) Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, or extension except by (A) an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, or extension or (B) the amount of any Indebtedness incurred pursuant to Section 7.02(h) in connection therewith and (ii) the terms of such refinancing, refunding, renewing or extending Indebtedness satisfy the requirements of the first proviso of Section 7.02(h);

(e) (i) Guarantees of the Parent or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Loan Party and (ii) unsecured Guarantees of the Parent or any Restricted Subsidiary in respect of (A) Indebtedness of any Foreign Subsidiary that is not a Loan Party otherwise permitted hereunder or (B) operating leases and other obligations of any Foreign Subsidiary that is not a Loan Party, in each case, that do not constitute Indebtedness and are entered into in the ordinary course of business; provided that, in the case of this clause (ii), the aggregate amount of all such Guarantees at any time outstanding does not exceed (when added to any intercompany Indebtedness outstanding under Section 7.02(k)(i) below and Investments made pursuant to Section 7.03(k)(iii)) the greater of (x) $125,000,000 and (y) 4.5% of Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at the time such Guarantee is granted;

(f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding (including any such Indebtedness outstanding on the Closing Date) shall not exceed, as of the date of incurrence of any such Indebtedness, the greater of (i) $75,000,000 and (ii) 3.0% of Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at the time such Indebtedness is incurred;

(g) Indebtedness of any Person that becomes a Restricted Subsidiary of Parent after the Closing Date as a result of a Permitted Acquisition, which Indebtedness (i) exists at the time such Person becomes a Restricted Subsidiary of the Parent, (ii) is not incurred solely in contemplation of such Person’s becoming a Restricted Subsidiary of the Parent and (iii) does not exceed an aggregate principal amount of $40,000,000 at any time outstanding;

(h) unsecured Indebtedness issued by the Parent or any of its Restricted Subsidiaries so long as the Consolidated Total Leverage Ratio at the time such Indebtedness is incurred is no greater than 3.50 to 1.00 determined on a Pro Forma Basis; provided that

(i) immediately prior to and after giving effect to the issuance of such Indebtedness, there would be no Default under this Agreement,

(ii) such Indebtedness’ scheduled maturity is no earlier than 12 months after the Latest Maturity Date on the date of incurrence of such Indebtedness,

(iii) such Indebtedness does not require any scheduled repayments, defeasance or redemption (or sinking fund therefor) of any principal amount thereof prior to maturity, and

(iv) no indenture or other agreement governing such Indebtedness contains (A) maintenance financial covenants that are more restrictive than the maintenance financial covenants set forth in this Agreement or (B) covenants or events of default that are more restrictive in any material respect on the Parent or any of its Restricted Subsidiaries than then applicable market terms and conditions for comparable issuers and issuances, and any refinancings, refundings, renewals or extensions thereof; provided that (1) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal, or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, or extension and (2) the terms of such refinancing, refunding, renewing, or extending Indebtedness satisfy the requirements of this Section 7.02(h);

(i) unsecured Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

(j) Indebtedness issued to insurance companies, or their affiliates, to finance insurance premiums payable to such insurance companies, or their affiliates, to finance insurance premiums payable to such insurance companies in connection with policies purchased by a Loan Party in the ordinary course of business;

(k) (i) Indebtedness of any Foreign Subsidiary that is not a Loan Party in the form of intercompany Indebtedness owing to the Parent or any other Restricted Subsidiary (other than another Foreign Subsidiary that is not a Loan Party) in an aggregate amount at any time outstanding not to exceed (when added to any Guarantees issued in accordance with clause (e)(ii) above and Investments made under Section 7.03(k)(iii)) the greater of (x) $125,000,000 and (y) 4.5% of Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at the time such Indebtedness is incurred and (ii) other Indebtedness of any Foreign Subsidiary that is not a Loan Party so long as such Indebtedness is expressly made non-recourse to the Parent and any other Restricted Subsidiary of Parent (other than another Foreign Subsidiary that is not a Loan Party) other than recourse obligations of the Parent or such Restricted Subsidiary pursuant to Guarantees issued in accordance with Section 7.02(e)(ii) above;

(l) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided by the Parent or a Restricted Subsidiary in the ordinary course of its business;

(m) Indebtedness in respect of (i) self-insurance obligations, completion, bid, performance, appeal or surety bonds issued for the account of the Parent or any Restricted Subsidiary, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, in each case in the ordinary course of business, including guarantees or obligations of the Parent or any wholly-owned Restricted Subsidiary with respect to letters of credit or similar instruments supporting such obligations (in each case other than for an obligation for money borrowed) or (ii) obligations represented by letters of credit for the account of the Parent or any wholly-owned Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims;

(n) indemnification, adjustment of purchase price, earnout or similar obligations (including without limitation any Earnout Obligations), in each case, incurred or assumed in connection with any Permitted Acquisition or permitted Disposition of any business or assets of the Parent and any Restricted Subsidiary or Equity Interests of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such Permitted Acquisition; provided that (i) any amount of such obligations included on the face of the balance sheet of the Parent or any Restricted Subsidiary shall not be permitted under this clause (n) and (ii) in the case of any permitted Disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (n) shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such permitted Disposition;

(o) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(p) customer deposits and advance payments received in the ordinary course of business;

(q) Guarantees by the Parent or its Restricted Subsidiaries of operating leases of the Loan Parties or other obligations of the Loan Parties, in each case, that do not constitute Indebtedness and are entered into in the ordinary course of business; and

(r) Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt and Permitted Unsecured Refinancing Debt.

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by the Parent and its Restricted Subsidiaries in the form of Cash Equivalents;

(b) advances to officers, directors and employees of the Parent and its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments by the Parent and its Restricted Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by the Parent and its Restricted Subsidiaries in Loan Parties, (iii) additional Investments by Restricted Subsidiaries of the Parent that are not Loan Parties (other than, prior to the C&J Joinder Date, C&J or any of its Subsidiaries) in other Restricted Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Restricted Subsidiaries that are not Loan Parties in an aggregate amount invested from the Closing Date not to exceed $10,000,000;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.02(e);

(f) Investments existing on the Closing Date (other than those referred to in Section 7.03(c)(i)) and identified on Schedule 7.03;

(g) the Loan Parties may (by purchase or merger) consummate Permitted Acquisitions; provided that, with respect to each Permitted Acquisition made pursuant to this Section 7.03(g):

(i) no Default exists and the Permitted Acquisition could not reasonably be expected to cause a Default;

(ii) the Permitted Acquisition is not hostile;

(iii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be the same lines of business as, or lines of business related or incidental to, one or more of the principal businesses of the Parent and its Restricted Subsidiaries in the ordinary course;

(iv) the requirements of Section 6.12 are satisfied within the timeframes specified therein; and

(v) the Parent shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such Permitted Acquisition is to be consummated, a certificate of a Responsible Officer, certifying that all of the requirements set forth in this Section 7.03(g) have been satisfied or will be satisfied on or prior to the date on which such Permitted Acquisition is consummated;

(h) other Investments (other than Investments in Foreign Subsidiaries that are not Loan Parties and Foreign Joint Ventures) not exceeding in the aggregate as of the date of any such Investment 15.0% of Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b); provided, that the aggregate amount of such Investments in Unrestricted Subsidiaries (including in accordance with the last paragraph of Section 6.17) shall not exceed the greater of (x) $200,000,000 and (y) 7.5% of Consolidated Tangible Assets of Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at the time such Investment is made (net of any cash return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts, in an amount not to exceed the amount of the original Investment at the time such Investment was made);

(i) the Parent may make loans to senior management of the Loan Parties for purposes of purchasing the shares of the Parent in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding;

(j) scheduled payments of Earnout Obligations;

(k) (i) Investments by the Loan Parties in any Foreign Subsidiary that is not a Loan Party constituting the issuance of Guarantees permitted under Section 7.02(e)(ii) above, (ii) Investments by the Loan Parties in any Foreign Subsidiary that is not a Loan Party constituting intercompany Indebtedness permitted under Section 7.02(k)(i) above and (iii) other Investments by the Loan Parties in any Foreign Subsidiary that is not a Loan Party or Foreign Joint Venture; provided that the aggregate amount of such Investments (when added to Investments made pursuant to clauses (i) and (ii) above) does not exceed the greater of (x) $125,000,000 and (y) 4.5% of Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) at the time such Investment is made (net of any cash return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts, in an amount not to exceed the amount of the original Investment at the time such Investment was made);

(l) Investments by Foreign Subsidiaries that are not Loan Parties;

(m) Investments by the Loan Parties in Swap Contracts permitted under Section 7.02(a);

(n) Investments received in consideration for an asset sale permitted by Section 7.05 other than Section 7.05(l); provided that such transfer or sale shall be on terms reasonably satisfactory to the Administrative Agent and that the Loan Parties shall take appropriate steps to grant a first priority security interest in such Investments in favor of the Administrative Agent, for the benefit of the Secured Parties; and

(o) Investments (including Indebtedness and other obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) (i) any Borrower may merge, consolidate or amalgamate with or into the Parent or one or more of its Subsidiaries, provided that, if the U.S. Borrower is merged, consolidated or amalgamated with any Person, the U.S. Borrower shall be the continuing or surviving Person and if any other Borrower is merged, consolidated or amalgamated, a Borrower shall be the continuing or surviving Person, or (ii) any Subsidiary (other than a Borrower or, prior to the C&J Joinder Date, C&J or any of its Subsidiaries) may merge with any other Subsidiary (other than a Borrower) provided that (x) if any such Person is a Restricted Subsidiary, a Restricted Subsidiary shall be the surviving Person and (y) if any such Person is a Guarantor, a Guarantor shall be the surviving Person;

(b) any Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party;

(c) (i) any Restricted Subsidiary that is not a Loan Party (other than, prior to the C&J Joinder Date, C&J or any of its Subsidiaries) may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to another Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to a Loan Party;

(d) any Loan Party may merge or consolidate with any Person in accordance with Section 7.03(g); provided that such Loan Party shall be the continuing or surviving Person; and

(e) any Restricted Subsidiary (other than a Borrower) may dissolve, liquidate or wind-up its affairs so long as all of its assets are distributed or otherwise transferred to the Parent or any other Restricted Subsidiary and, so long as, in the case of a Guarantor or, prior to the C&J Joinder Date, C&J or any of its Subsidiaries, all of its assets are distributed or otherwise transferred to a Borrower or a surviving Guarantor.

Notwithstanding the foregoing, in no event shall Parent or any of its Restricted Subsidiaries that do not constitute Excluded Subsidiaries on the Closing Date merge, dissolve, liquidate, consolidate or amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or the Equity Interests in any of its Subsidiaries to or in favor of any Person if the result of such transaction is to cause any of the Restricted Subsidiaries to become an Excluded Subsidiary if such Person was not an Excluded Subsidiary or an Immaterial Subsidiary immediately prior to giving effect thereto.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) (A) the proceeds of such Disposition are paid not less than 75% in cash, (B) within 180 days of such Disposition, the Parent or the applicable Restricted Subsidiary has obtained a written replacement order to replace such equipment with replacement equipment and (C) if the equipment subject to such Disposition was Collateral, such replacement equipment is or becomes Collateral subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties substantially contemporaneously with the consummation of such replacement;

(d) Dispositions of property by any Subsidiary to the Parent or to a wholly-owned Restricted Subsidiary; provided that if the transferor of such property is a Loan Party or, prior to the C&J Joinder Date, C&J or any of its Subsidiaries, the transferee thereof must be a Loan Party; provided further that no Disposition of the Equity Interests in any Restricted Subsidiary that does not constitute an Excluded Subsidiary on the Closing Date shall be permitted under this clause (d) if the result of such transaction is to cause such Restricted Subsidiary to become an Excluded Subsidiary if such Person was not an Excluded Subsidiary or an Immaterial Subsidiary immediately prior to giving effect thereto;

(e) Dispositions permitted by Section 7.04;

(f) sales or non-exclusive grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Parent or any wholly-owned Restricted Subsidiary to the extent not materially interfering with the business of the Parent or any Restricted Subsidiary;

(g) Dispositions by the Parent and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed as of the date of any such Disposition an amount equal to 5.0% of Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries as of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b);

(h) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of Section 7.05(g);

(i) Dispositions of non-core assets acquired in a Permitted Acquisition by the Parent or any of its Restricted Subsidiaries within 18 months of such Permitted Acquisition; provided that the aggregate book value of such non-core assets does not exceed 15.0% of the Consolidated Tangible Assets acquired pursuant to such Permitted Acquisition;

(j) Dispositions of light vehicles (i.e. cars and pick-up trucks but not heavy trucks or rigs) in the ordinary course of business;

(k) any settlement of or payment in respect of, or series of settlements or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent or any of its Restricted Subsidiaries;

(l) Dispositions of property constituting the making of Investments permitted under Section 7.03 other than Section 7.03(n) and Dispositions of property constituting the making of Restricted Payments permitted by Section 7.06;

(m) the sale of past due accounts receivable in the ordinary course of business; and

(n) Dispositions of property occurring in a single transaction or series of substantially related transactions the fair market value of which does not exceed $5,000,000.

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(l) (other than Dispositions to any Loan Party) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Restricted Subsidiary may make Restricted Payments to any Loan Party and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Parent and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Parent and each Restricted Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;

(d) the Parent may redeem, repurchase or otherwise acquire or retire for value of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (i) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (ii) pursuant to any equity subscription agreement, stock option agreement, restricted stock agreement, restricted stock unit agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed $10,000,000 during any calendar year;

(e) the Parent and each Restricted Subsidiary may consummate (i) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof and (ii) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made or deemed to be made in lieu of withholding Taxes in connection with any exercise, vesting, settlement or exchange, as applicable, of stock options, warrants, restricted stock, restricted stock units or other similar rights;

(f) the Parent and each Restricted Subsidiary may make payments of cash in lieu of issuing fractional Equity Interests;

(g) the Parent and each Restricted Subsidiary may make payments or distributions to dissenting stockholders pursuant to applicable Law in connection with a merger, consolidation or transfer of assets that complies with the provisions of Section 7.04; and

(h) the Parent may make any Restricted Payments on or after January 1, 2016 so long as the Consolidated Total Leverage Ratio would not exceed 2.50 to 1.00 after giving pro forma effect thereto, and the aggregate amount of such Restricted Payments made under this clause (h) does not to exceed the sum of (i) $150,000,000 and (ii) 25% of Consolidated Net Income of the Parent and its Restricted Subsidiaries arising after January 1, 2015 (and computed on a cumulative consolidated basis with other such Restricted Payments by Parent since such date).

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent and its Restricted Subsidiaries on the Closing Date or any business related or incidental thereto.

7.08 Transactions with Affiliates. Enter into or permit to exist any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Parent or such Restricted Subsidiary as would be obtainable by the Parent or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the foregoing restriction shall not apply to transactions between or among the Loan Parties.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that:

(a) limits the ability (i) of any Restricted Subsidiary to (A) make Restricted Payments to any Loan Party or (B) otherwise transfer property to or invest in any Loan Party, except for any agreement (1) in effect on the Closing Date and set forth on Schedule 7.09, or (2) in effect at the time such Restricted Subsidiary becomes a Subsidiary of the Parent after the Closing Date, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent, (ii) of the Parent or any Restricted Subsidiary to Guarantee the Obligations or (iii) of the Parent or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on the property of such Person to secure the Obligations; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (B) any agreement entered into in connection with Indebtedness incurred under Section 7.02(g); provided that such agreement (1) exists at the time such Person becomes a Subsidiary of the Parent, (2) is not entered into solely in contemplation of such Person’s becoming a Subsidiary of the Parent and (3) does not extend to the assets of any Person other than the Person becoming a Subsidiary of the Parent; or

(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Commencing with the fiscal quarter ended September 30, 2015, and solely with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans, permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than the ratio set forth below with respect to the fiscal quarter ended on such date.

Fiscal Quarter Ended	Consolidated Interest Coverage Ratio
September 30, 2015	Not applicable
December 31, 2015	Not applicable
March 31, 2016	Not applicable
June 30, 2016	Not applicable
September 30, 2016	Not applicable
December 31, 2016	Not applicable
March 31, 2017	Not applicable
June 30, 2017	Not applicable
September 30, 2017	2.50 to 1.00
December 31, 2017	2.50 to 1.00
March 31, 2018	2.75 to 1.00
June 30, 2018 and thereafter	3.00 to 1.00

(b) Consolidated Total Leverage Ratio. Commencing with the fiscal quarter ended September 30, 2015, and solely with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans, permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio set forth below with respect to the fiscal quarter ended on such date.

Fiscal Quarter Ended	Maximum Consolidated Total Leverage Ratio
September 30, 2015	Not applicable
December 31, 2015	Not applicable
March 31, 2016	Not applicable
June 30, 2016	Not applicable
September 30, 2016	Not applicable
December 31, 2016	Not applicable
March 31, 2017	Not applicable
June 30, 2017	Not applicable
September 30, 2017	5.50 to 1.00
December 31, 2017	5.00 to 1.00
March 31, 2018	4.50 to 1.00
June 30, 2018	4.25 to 1.00
September 30, 2018 and thereafter	4.00 to 1.00

(c) Collateral Coverage. Commencing with the Waiver and Second Amendment Effective Date through the month ending March 31, 2018, and solely with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans, permit the Total Revolving Outstandings (i) on the date on which a report is delivered in accordance with Section 8(a)(ii)(A) of the Waiver and Second Amendment (each, a “Collateral Report”) (or, in the event a Collateral Report is not delivered on or prior to the date when due, on such due date) and (ii) on the date of each Credit Extension, after giving effect to such Credit Extension on a Pro Forma Basis, to exceed: (A) $300,000,000 until Parent delivers the Collateral Report setting forth Eligible Receivables and Eligible Inventory for the month ended September 30, 2015; and (B) after Parent delivers such Collateral Report, the greater of (x) $300,000,000 and (y) the Dollar amount representing the value of 80% of Eligible Receivables plus the value of 50% of Eligible Inventory in the case of this clause (y) as reported in the most recent Collateral Report delivered pursuant to Section 8(a)(ii)(A) of the Waiver and Second Amendment; provided that the portion of clause (y) attributable to Eligible Inventory shall not exceed 50% of the total amount of clause (y).

(d) Minimum Cumulative Consolidated EBITDA. Commencing with the Waiver and Second Amendment Effective Date until the fiscal quarter ending June 30, 2017, and solely with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans, permit the cumulative Consolidated EBITDA to be less than the amounts specified below for the relevant periods identified in the table below; provided, that if Consolidated EBITDA for any period is less than such amount, Parent may deem such Consolidated EBITDA be increased by some or all of the cumulative cushion amount, if any, set forth in the table below (“Cumulative Cushion Amounts”) for such period and only for the sole purpose of calculating compliance with this Section 7.11(d):

Period	Minimum Cumulative Consolidated EBITDA	Cumulative Cushion Amount
3 months ending September 30, 2015	$(15,000,000)	$10,000,000
3 months ending December 31, 2015	$10,000,000	$20,000,000
6 months ending March 31, 2016	$28,000,000	$40,000,000
9 months ending June 30, 2016	$63,000,000	$60,000,000
12 months ending September 30, 2016	$121,000,000	$60,000,000
12 months ending December 31, 2016	$115,000,000	Not available
12 months ending March 31, 2017	$165,000,000	Not available
12 months ending June 30, 2017	$205,000,000	Not available

(e) Capital Expenditure.

(i) Commencing with the Waiver and Second Amendment Effective Date until the fiscal quarter ended December 31, 2015, and solely with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans, make any Capital Expenditure, except for Capital Expenditures not exceeding, in the aggregate for Parent and its Subsidiaries during each fiscal quarter period ended on the date set forth below, the amount set forth opposite such fiscal quarter period ended on such date:

Fiscal Quarter Ended	Capital Expenditures
September 30, 2015	Not applicable.
December 31, 2015	$43,750,000

(ii) Commencing with the fiscal quarter ended December 31, 2016 until the fiscal quarter ended June 30, 2017 and solely with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans, make any Capital Expenditure, except for Capital Expenditures not exceeding, in the aggregate for Parent and its Subsidiaries during each four fiscal quarter period ended on the date set forth below, the amount set forth opposite such four fiscal quarter period ended on such date:

Fiscal Quarter Ended	Capital Expenditures
December 31, 2016	$175,000,000
March 31, 2017	$175,000,000
June 30, 2017	$175,000,000

; provided, however, that:

(x) the maximum permitted Capital Expenditures for the four fiscal quarter period ending on December 31, 2016 (a) shall be reduced to a minimum aggregate amount of $155,000,000 by 50% of the amount of the Cumulative Cushion Amount used during such four quarter period pursuant to Section 7.11(d) and (b) shall be increased to a maximum aggregate amount of $175,000,000 by 50% of the amount of Consolidated EBITDA that exceeds (i) $17,000,000 for the quarter ended March 31, 2016, (ii) $35,000,000 for the quarter ended June 30, 2016 and (iii) $59,000,000 for the quarter ended September 30, 2016; and

(y) no limitation on Capital Expenditures pursuant to this Section 7.11(e) shall apply (1) for the four fiscal quarter period ending March 31, 2017 if the ratio of (A) Consolidated Funded Indebtedness as of March 31, 2017 to (B) (I) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the quarter ended March 31, 2017, multiplied by (II) four is no greater than 4.50 to 1.00 and (2) for the four fiscal quarter period ending June 30, 2017 if the ratio of (A) Consolidated Funded Indebtedness as of March 31, 2017 or June 30, 2017 to (B) (I) Consolidated EBITDA of Parent and its Restricted Subsidiaries for the quarter ended March 31, 2017 or June 30, 2017, as applicable, multiplied by (II) four is no greater than 4.50 to 1.00.”

7.12 Amendments of Organization Documents. Amend any of its Organization Documents, unless such amendments, modifications, or supplements could not reasonably be expected to be materially adverse to the rights of the Administrative Agent or the Lenders.

7.13 Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required by Law or GAAP, or (b) its fiscal year.

7.14 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness incurred pursuant to Sections 7.02(d), 7.02(h) or 7.02(r) (each, a “Specified Prepayment”) except (a) refinancings, refundings or renewals of Indebtedness to the extent such refinancing, refunding or renewal is permitted by Sections 7.02(d), 7.02(h) or 7.02(r), as applicable. and (b) the conversion to or exchange for Equity Interests of convertible or exchangeable debt securities permitted under Section 7.02(h); provided that the Parent or any Restricted Subsidiary may make Specified Prepayments so long as not less than five Business Days prior to the proposed Specified Prepayment, the Administrative Agent shall have received a certificate from a Responsible Officer of the Parent certifying that (i) as at the time of, and after giving effect on a Pro Forma Basis to, such Specified Prepayment the pro forma Consolidated Total Leverage Ratio as of the end of the most recent Measurement Period for which financial statements of Parent are available is less than 2.00 to 1.00, (ii) pro forma Liquidity is greater than $40,000,000 and (iii) no Default has occurred and is continuing at the time of such Specified Prepayment or would result therefrom.

7.15 Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of any Indebtedness set forth on Schedule 7.02 or any Indebtedness incurred or issued pursuant to Section 7.02(h), except for any refinancing, refunding or renewal thereof permitted by Section 7.02(d) or 7.02(h), as applicable or amend, modify or change in any manner any Credit Agreement Refinancing Indebtedness in a manner inconsistent with the definition thereof.

7.16 Sanctions. Use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person that, at the time of such funding, is the subject of Sanctions, to fund any activities or business in any Designated Jurisdiction, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.17 Anti-Corruption Laws. Use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) or other similar legislation in other jurisdictions that is applicable to the Parent, any Borrower or any other Subsidiary.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of the last paragraph of Section 4.01, Sections 6.03(a), 6.03(b), 6.05(a), 6.11, 6.12(g), 6.20 or Article VII; provided¸that, no breach or default by the Loan Parties under Section 7.11 will constitute an Event of Default with respect to the Initial Tranche B-2 Term Loans unless and until the Lenders holding more than 50% of the aggregate principal amount of the Revolving Credit Commitments and the Initial Tranche B-1 Term Loans have terminated the Revolving Credit Commitments and demanded repayment of, or otherwise accelerated, the Indebtedness under the Revolving Credit Commitments and the Initial Tranche B-1 Term Loans; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (i) written notice thereof being given to the Parent by the Administrative Agent or (ii) a Responsible Officer of a Loan Party otherwise becoming aware of such default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of any materiality qualifier contained herein or therein) when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (or corresponding term, in each case as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (or corresponding term, in each case as defined in such Swap Contract) or (B) any Termination Event (or corresponding term, as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (or corresponding term, as so defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than $50,000,000; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best

Company, has been notified of the potential claim and does not dispute coverage or the benefit of indemnity), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC which has resulted in or could reasonably be expected to result in liability in excess of $50,000,000 or the imposition of a Lien on the assets of a Loan Party, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000 or the imposition of a Lien on the assets of a Loan Party; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or, if an Event of Default with respect to Section 7.11 occurs and is continuing, at the request of, or with the consent of Lenders holding more than 50% of the aggregate principal amount of the Revolving Credit Commitments and the Initial Tranche B-1 Term Loans with respect to the Revolving Facility, any Letters of Credit, L/C Credit Extension, L/C Obligation and the Initial Tranche B-1 Term Loans), take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all applicable outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c) require that the Applicable Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States or commencement of any equivalent proceeding, action or other process under any applicable Debtor Relief Laws , the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Applicable Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel) to the respective Lenders and the L/C Issuers arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this Third clause payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them;

Fifth, to the Administrative Agent for the account of the applicable L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Applicable Borrower pursuant to Sections 2.03 and 2.15; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fifth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from the other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuers for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing:

(a) the Administrative Agent and its Related Parties shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) the Administrative Agent and its Related Parties shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) the Administrative Agent and its Related Parties shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) the Administrative Agent and its Related Parties shall not be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Parent, a Lender or an L/C Issuer;

(e) the Administrative Agent and its Related Parties shall not be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions; without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and Parent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Parent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(c) Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section 9.04 shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Parent of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall confer any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except with respect to any Person in its capacity, as applicable, as the Administrative Agent, a Lender or a L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 2.10(b) and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, any other Debtor Relief Laws, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Notwithstanding anything to the contrary contained herein, the Administrative Agent shall not be entitled or empowered to, and shall have no obligation to, absent a written agreement between the applicable Cash Management Bank or Hedge Bank and the Administrative Agent, take any of the actions described in this Section 9.09 with respect to Obligations on account of any Secured Cash Management Agreement or Secured Hedge Agreement; provided that the Administrative Agent shall provide to the Cash Management Banks and the Hedge Banks that have given notice in accordance with Section 8.03, a copy of any proof of claim filed by the Administrative Agent pursuant to this Section 9.09.

9.10 Collateral and Guaranty Matters.

(a) Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) (such event, the “Facility Termination Date”), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposal permitted hereunder or under any other Loan Document, (iii) in the event that such property is no longer required to be pledged pursuant to Section 6.12 hereof or any provision of any other Loan Document or (iv) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 10.01;

(ii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder (including the release of any Subsidiary that is designated as an Unrestricted Subsidiary) or such Person is no longer required to be a Guarantor pursuant to Section 6.12 hereof or any provision of any other Loan Document; and

(iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(b) If as a result of any transaction not prohibited by this Agreement any Guarantor becomes an Excluded Subsidiary, an Immaterial Subsidiary or is otherwise no longer required to be a Guarantor pursuant to Section 6.12 hereof or any provision of any other Loan Document, then such Guarantor’s Guarantee shall be automatically released. If as a result of any transaction not prohibited by this Agreement the property of (including Equity Interests held by) any Person is no longer required to be pledged pursuant to Section 6.12 hereof or any provision of any other Loan Document, then the security interest of the Administrative Agent and the other Secured Parties therein shall be automatically released. In connection with any termination or release pursuant to this Section 9.10(b), the Administrative Agent and any applicable Lender shall promptly execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.10(b) shall be without recourse to or warranty by the Administrative Agent or any Lender.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of the Facility Termination Date.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the applicable Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Facility Lenders with respect to such Facility;

(c) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(d) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(e) (i) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) change in a manner directly and adversely affecting a Lender any provision of the first proviso of the definition of “Applicable Rate” or Section 2.09(c) without the written consent of such Lender;

(f) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or Section 2.06(c), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of the Required Facility Lenders under each affect Facility, (iii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby or (iv) modify the sharing provisions of Section 2.13 without the written consent of each Lender directly affected thereby;

(g) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof or any provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder without the written consent of each Lender or the definitions of “Required Facility Lenders” or “Required Revolving Lenders” as each relates to the related Facility (or the constituent definition therein relating to such Facility) without the written consent of each Lender under such Facility;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(j) release any Borrower or permit any Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender;

(k) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders;

(l) without the written consent of the Required Facility Lenders, adversely affect the rights of a Class in respect of payments or Collateral in a manner different to the effect of such amendment, waiver or consent on any other Class;

(m) amend Section 1.08 or the definition of “Alternative Currency” without the written consent of each Lender directly affected thereby;

(n) subordinate any Obligations under the Agreement to other Indebtedness in the right of payment or subordinate the Liens securing any Obligations to any other Liens (other than such Liens permitted hereunder as of the Closing Date) without the written of Required Facility Lenders of each adversely affected Class; or

(o) other than amendments to this Agreement consummated on the Closing Date, change Section 2.14, Section 7.01 or Section 7.02 or otherwise change this Agreement to permit Parent or its Restricted Subsidiaries to incur additional Indebtedness secured by a Lien pari passu with the Lien securing the Obligations without the written consent of each Lender;

and provided, further, that

(i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement;

(iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

(iv) the Autoborrow Agreement and any fee letters executed in connection therewith may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and

(v) any Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of Title 11 of the United States Code supersedes the unanimous consent provisions set forth herein, (C) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders and (D) Lenders holding more than 50% of the aggregate principal amount of the Revolving Credit Commitments and Initial Tranche B-1 Term Loans shall have the ability to waive, amend, supplement or modify the financial covenants set forth in Section 7.11 (including any defined terms related thereto) with respect to the Revolving Facility and the Initial Tranche B-1 Term Loans only without the consent or approval of any other Lender.

Notwithstanding anything to the contrary herein, the Administrative Agent may, with the prior written consent of the Parent only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, mistake, defect or inconsistency.

If any Lender becomes a Non-Consenting Lender, the Parent may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Parent to be made pursuant to this paragraph).

10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower or any other Loan Party, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, fax number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or any L/C Issuer pursuant to Article II if such Lender, Swing Line Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or any Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE PARENT MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE PARENT MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT

OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE PARENT MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Parent Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). The Parent acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders.

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, fax number or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Parent Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the Borrowers shall not be required under this clause (i) to pay the fees and expenses of (A) more than one principal outside counsel for each of the Administrative Agent, the L/C Issuers or the Lenders, (B) more than one outside counsel acting as regulatory counsel for each of the Administrative Agent, the L/C Issuers or the Lenders, or (C) more than a single local counsel for each of the Administrative Agent, the L/C Issuers or the Lenders in any relevant jurisdiction as reasonably determined by the Administrative Agent, the L/C Issuers or the Lenders as the case may be (and which may include a single local counsel acting in multiple jurisdictions), except in, each case, to the extent there is an actual or perceived conflict of interest between or among such parties and the party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own principal, regulatory or local counsel, (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries (other than any such presence, alleged presence or Environmental Liability resulting solely from acts or omissions by Persons other than Parent or any of its Subsidiaries after the Administrative Agent sells the applicable property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Parent or any other Loan Party or any of Parent’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (x) result from a claim brought by Parent or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Parent or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (y) arise from any dispute solely among Indemnitees and not arising out of any act or omission of any Loan Party or any of its Subsidiaries or Affiliates (other than any claims against the Administrative Agent or any Arranger in its capacity as such). This Section 10.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claims

(c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), each L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer or Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Initial Term Loans, and in each case, in $1,000,000 increments in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Applicable Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. For the avoidance of doubt and for the purposes of article 1278 of the Luxembourg civil code, notwithstanding any assignment, transfer and/or novation permitted under and made in accordance with the provisions of this Agreement, any Guarantee or security given by the Luxembourg Borrower under any Loan Documents shall be preserved for the benefit of any assignee or transferee of any Lender.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:

(A) the consent of the Applicable Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default of the type described in clause (a), (f) or (g) of Section 8.01 has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Applicable Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and provided further that the Borrowers’ consent shall not be required during the primary syndication of the Facilities;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Loans or Revolving Credit Commitment if such assignment is to a Person that is not a Revolving Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Term Lender, an Affiliate of a Term Lender or an Approved Fund;

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Credit Loans or Revolving Credit Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Parent or any of its Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, (C) to any Disqualified Institution or (D) to a natural person and, in each case, any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) or (C).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Applicable Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) The assignee, if it is not already a Lender hereunder, shall deliver to the Administrative Agent and the U.S. Borrower any applicable documentation required to be delivered under this Agreement (including any Internal Revenue Service forms and other applicable certificates, forms or documentation described in Section 3.01(e)).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, a Disqualified Institution or Parent or any of its Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Applicable Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participations.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section 10.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, that the Applicable Borrowers are notified of the participation sold to such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Applicable Borrowers’ prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Parent’s request and expense, to use reasonable efforts to cooperate with the Applicable Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Term Borrower Buybacks. Notwithstanding anything in this Agreement to the contrary, any Term Lender may, at any time, assign all or a portion of its Term Loans on a non-pro rata basis to the Term Borrower in accordance with the procedures set forth on Exhibit K, pursuant to an offer made available to all Term Lenders on a pro rata basis (a “Dutch Auction”), subject to the following limitations:

(i) the Term Borrower shall represent and warrant, as of the date of the launch of the Dutch Auction and on the date of any such assignment, that neither it, its Affiliates nor any of its respective directors or officers has any Excluded Information that has not been disclosed to the Term Lenders generally (other than to the extent any such Term Lender does not wish to receive material non-public information with respect to the Parent or any of its Subsidiaries or any of their respective securities) prior to such date;

(ii) immediately and automatically, without any further action on the part of the Term Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Term Lender to the Term Borrower, such Term Loans and all rights and obligations as a Term Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Term Borrower shall neither obtain nor have any rights as a Term Lender hereunder or under the other Loan Documents by virtue of such assignment;

(iii) the Term Borrower shall not use the proceeds of any Revolving Credit Loans, Other Revolving Credit Loans or Extended Revolving Credit Loans for any such assignment; and

(iv) no Default shall have occurred and be continuing before or immediately after giving effect to such assignment.

(h) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender and (B) the execution by the Parent of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (h)(i) shall not be void.

(ii) The Parent shall, or shall cause, (A) a list of Disqualified Institutions and any updates thereto from time to time to be posted (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

(i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.06(b), Bank of America may, (i) upon 30 days’ notice to the Revolving Borrowers and the Revolving Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Revolving Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Revolving Borrowers shall be entitled to appoint from among the Revolving Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Revolving Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),

(b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners),

(c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process,

(d) to any other party hereto,

(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,

(f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c), Section 2.17 or Section 2.18 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)),

(g) on a confidential basis to (i) any rating agency in connection with rating Parent or its Subsidiaries or the credit facilities provided hereunder or (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer and/or the Swing Line Lender to deliver Parent Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder

(h) with the consent of the Parent or

(i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.07 or (B) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

For purposes of this Section 10.07, “Information” means all information received from Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary, provided that, in the case of information received from the Parent or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender or such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, Affiliate or office of such Lender or such L/C Issuer different from the branch, Affiliate or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting

Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify Parent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (including without limitation, the Criminal Code (Canada)) (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount or indemnity payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Parent shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.05(a)(iii) and 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Applicable Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment pursuant to the last paragraph of Section 10.01, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Parent to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION. THE PARENT AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE PARENT OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section 10.16, the “Lenders”), on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Loan Party or any of its Affiliates, or any other Person and (ii) neither the

Administrative Agent, any of its Affiliates nor any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document, Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) or document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, any L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, such L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Parent and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the requirements of the PATRIOT Act. Parent and the other Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering, anti-terrorist financing and Sanctions laws, rules and regulations, including the PATRIOT Act.

10.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.20 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.].

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

C&J ENERGY SERVICES LTD.

By:	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	President and Chief Financial Officer

CJ LUX HOLDINGS S.À R.L

By:	/s/ Theodore R. Moore
Name:	Theodore R. Moore
Title:	Type A Manager

CJ HOLDING CO.

By:	/s/ Randall C. McMullen, Jr.
Name:	Randall C. McMullen, Jr.
Title:	President and Chief Financial Officer

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:
Name:
Title:

Signature Page to Credit Agreement

[Lender Sig Pages to be Inserted]

Signature Page to Credit Agreement